EXHIBIT 4.1(a)




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                                CREDIT AGREEMENT

                                   dated as of
                                 April 12, 2002
                                      among

                        VOLT INFORMATION SCIENCES, INC.,
                      GATTON VOLT CONSULTING GROUP LIMITED,
                          The Guarantors Party Hereto,

                            The Lenders Party Hereto,

                                       and

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                           ---------------------------

                      $40,000,000 Revolving Credit Facility
                           ---------------------------


                 JPMORGAN CHASE BANK, as Sole Lead Arranger and
                                 Sole Bookrunner






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

CREDIT AGREEMENT dated as of April 12, 2002 among VOLT INFORMATION SCIENCES, INC. (the "Domestic Borrower"), a Delaware corporation, GATTON VOLT CONSULTING GROUP LIMITED ("Gatton"), a corporation organized under the laws of the United Kingdom, and any other Subsidiary Borrower (defined below) that hereafter becomes a party hereto, VOLT DELTA RESOURCES, INC., a Nevada corporation, DATANATIONAL OF GEORGIA, INC., a Georgia corporation, DATANATIONAL, INC., a Delaware corporation, VOLT DIRECTORIES S.A., LTD., a Delaware corporation, VOLT TELECOMMUNICATIONS GROUP, INC., a Delaware corporation, VOLT INFORMATION SCIENCES FUNDING, INC., a Delaware corporation, and any other Guarantor (defined below) that becomes a party hereto, the Lenders (defined below) party hereto, and JPMORGAN CHASE BANK, as Administrative Agent (defined below).

                                   RECITALS
                                   --------

      The Domestic Borrower wishes to be able to borrow, to obtain other extensions of credit for itself and for Gatton and other Subsidiary Borrowers; Gatton wishes to borrow, and the Guarantors are prepared to guaranty payment of the Borrowers' obligations to the Lenders, the Administrative Agent, and the Issuing Bank. The Lenders are prepared to lend and the Administrative Agent is prepared to act in such capacity, all subject to the terms and conditions of this Agreement.

      NOW THEREFORE, in consideration of the mutual agreements herein, the parties hereto hereby agree as follows:


                                      ARTICLE I
                                     Definitions
                                     -----------

SECTION 1.01.     Defined Terms.
                  -------------

      As used in this Agreement, the following terms have the meanings specified below:

      "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

      "Account   Receivable"  shall  have  the  meaning  assigned  to  the  term
"Accounts" under the Subsidiary Security Agreement.

      "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing or Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

      "Adjusted Quick Ratio" means the ratio of: (x) (i) all accounts receivable that would be reflected on a consolidated balance sheet of the Domestic Borrower and its Subsidiaries on the date in question (including, whether or not otherwise included therein, all Securitization Receivables (Gross)), plus (ii) all cash and cash equivalents of the Domestic Borrower and its Subsidiaries on a consolidated basis, minus (iii) to the extent included in clause (x)(i) or (ii), all accounts receivable and cash of ProcureStaff and any other Paying Agency Company that is held for the benefit of any associate vendor other than Volt or one of Volt's other Subsidiaries; over (y) Current Liabilities (excluding all Associate Vendor Payables, to the extent included in Current Liabilities, other than those Associate Vendor Payables owing to the Domestic Borrower or a Subsidiary). (The calculation of accounts receivable for purposes of foregoing clause (x)(i) shall include a deduction from the gross amount thereof equal to the bad debt reserve (or equivalent) therefor also reflected on such balance sheet.)

      "Administrative Agent" means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent, and as to any Lender, means such Administrative Questionnaire most recently delivered by such Lender to the Administrative Agent.

      "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "Alternative Currency" shall mean Sterling or euro.

      "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

      "Applicable Rate" means, for any day, with respect to any Eurodollar Loan or Eurocurrency Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar/Eurocurrency Loan Spread" or "Facility Fee Rate":

   ----------------------------------------------------------------------------
   Ratio of Debt for Borrowed  Eurodollar/Eurocurrency         Facility  Fee
         Money to EBITDA       Loan Spread                          Rate
   ----------------------------------------------------------------------------
              > 2.5                       117.5 bpts           35 bpts
              -
   ----------------------------------------------------------------------------
         > 2.0 but < 2.5                   87.5 bpts           30 bpts
         -
   ----------------------------------------------------------------------------
         > 1.5 but < 2.0                   77.5 bpts           27.5 bpts
         -
   ----------------------------------------------------------------------------
         > 1.0 but < 1.5                   67.5 bpts           25 bpts
         -
   ----------------------------------------------------------------------------
              < 1.0                        62.5 bpts           25 bpts
   ----------------------------------------------------------------------------

At any time when (a) Fitch shall not rate the Domestic Borrower, for purposes of the within facility, as BBB or better, and (b) neither Moody's nor S&P shall rate the Domestic Borrower, for such purpose, as their respective equivalent of Fitch's BBB, or better, the increases set forth on the grid below will apply to the Spreads and Fees set forth above. If more than one of Fitch, S&P and Moody's shall so rate the Domestic Borrower, the higher (or highest) rating shall apply for purposes of the grid below. Notwithstanding anything to the contrary contained in this Agreement: (i) for the first three months following the Effective Date such Spreads and Fees will be determined on the basis of a deemed BB+ rating (as set forth below) unless there is a downgrade (for the within facility or for the Domestic Borrower's Index Debt) during such period to below BB+, in which case such lower rating will immediately take effect; and (ii) absent such a downgrade, such deemed BB+ rating will also continue for all such purposes beyond such three month period unless (x) a reaffirmation (for the within facility) of the current (actual, although not for the within facility) BBB- rating or an upgrade (for the within facility) was made during such three month period, in which case such reaffirmed BBB- rating or such upgrade will take effect upon expiration of such three month period, (y) there is an upgrade or reaffirmation (for the within facility) of the current BBB rating after such three month period has expired, in which case such upgrade or reaffirmation will immediately take effect, or (z) there is a downgrade (for the within facility) to below BB+ after such three month period has expired, in which case such lower rating will immediately take effect.

    ----------------------------------------------------------------------------
              Rating             Eurodollar/Eurocurrency Loan    Facility Fee
                                        Spread Increase          Rate Increase
    ----------------------------------------------------------------------------

               BBB-                         25 bpts                 10 bpts
    ----------------------------------------------------------------------------
               BB +                         50 bpts                 15 bpts
    ----------------------------------------------------------------------------
            BB or lower                     125 bpts                25 bpts
    ----------------------------------------------------------------------------


For purpose of the first grid above, the Domestic Borrower represents and warrants that its ratio of Debt for Borrowed Money to EBITDA, as of the end of the first quarter of fiscal 2002, was 2.21. Any changes in the Applicable Rate based upon the said leverage ratio will take effect five Business Days after receipt by the Administrative Agent of the financial statements to be provided under Section 5.01 (a) or (b) and the compliance certificate under Section 5.01
(c)(ii) showing the new ratio; provided, however, that if such financial statements and compliance certificate are not delivered when due in accordance with the terms hereof, then effective on the latest date on which they are required to be delivered hereunder, the said leverage ratio will be deemed to be greater than 2.5.

      "Approved Fund" has the meaning assigned to such term in Section 9.04.

      "Approved Securitization" means that certain securitization program established by the Domestic Borrower, the SPV and the Subsidiary Originators on or about the Effective Date with respect to accounts receivables generated by the staffing solutions business of the Domestic Borrower and certain of its Subsidiaries pursuant to which (x) the Domestic Borrower may sell, convey or otherwise transfer to the SPV any Securitization Assets and (y) the SPV may sell, convey or otherwise transfer to the Securitization Conduit the Securitization Assets (or an undivided percentage ownership interest therein) or
may  grant  to  the   Securitization   Conduit  a
security interest in the Securitization Assets (or such percentage ownership interest); provided, however, that

            (i) no portion of the Securitization Debt or any other obligations (contingent or otherwise) of the SPV (1) is owed or guaranteed by the Domestic Borrower or its Subsidiaries (other than the SPV), excluding Standard Securitization Undertakings, (2) is recourse to or obligates the Domestic Borrower or its Subsidiaries (other than the SPV) for payment other than Standard Securitization Undertakings or (3) subjects any property or asset (other than the Securitization Assets) of the Domestic Borrower or of its Subsidiaries (other than the SPV), directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings,

            (ii) the Domestic Borrower and its Subsidiaries (other than the SPV) do not have any ongoing obligation to maintain or preserve the financial condition of the SPV or cause the SPV to achieve certain levels of operating results,

            (iii) the aggregate principal amount of the Securitization Debt of the SPV arising in connection with the Approved Securitization shall not exceed $100,000,000 at any time outstanding,

            (iv) any promissory note received by the Domestic Borrower as consideration or as partial consideration for the sale of Securitization Assets shall be pledged in favor of the Administrative Agent, who shall have at all times a first priority security interest in such note; and

            (v) the Approved Securitization is administered in accordance with the Securitization Documents.


      "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

      "Associated  Costs  Rate" means the rate  determined  in  accordance  with
Schedule 2.13.

      "Associate Vendor Payable" means any account payable owed by ProcureStaff or any other Paying Agency Company to any associate vendor (whether the Domestic Borrower, one of its Subsidiaries, or any other Person) arising from services performed or goods provided by such associate vendor to an end-use customer under an arrangement in which ProcureStaff or such other Paying Agency Company serves as paying agent for the related account receivable owing by such end-use customer to such associate vendor.

      "Availability  Period"  means the period from and  including the Effective
Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

      "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

      "Borrowers" means, collectively, the Domestic Borrower, Gatton and, from and after such time as a Subsidiary Borrower (in addition to Gatton) becomes a party hereto (as a "Borrower") pursuant to Section 2.20, such Subsidiary Borrower.

      "Borrowing" means (a) Revolving Loans to the same Borrower of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans and Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect or
(c) a Swingline Loan.

      "Borrowing Base" shall mean, at the relevant time of reference thereto, an amount determined by the Administrative Agent by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to
Section 5.01(e) which is equal to the sum of (x) the Overadvance, plus (y) 80% of Eligible Receivables. Notwithstanding anything herein to the contrary, the Administrative Agent shall have the right, in its sole discretion, to adjust the criteria for Eligible Receivables and the (80%) advance rate following the Initial Field Exam, such adjustments to be effective upon notice to the Domestic Borrower. In this connection, the Administrative Agent may, but shall not be required to, rely upon reports or analyses provided by the Domestic Borrower or any Subsidiary (including, without limitation, any Borrowing Base Certificate) or generated by the field examiner or any other Person in connection with the Initial Field Exam, or otherwise on behalf of the Administrative Agent or any Lender. The Administrative Agent shall not, however, adjust such criteria to make it less stringent, or increase such advance rate, without the written consent of all Lenders.

      "Borrowing Base Certificate" shall mean a certificate signed by a Financial Officer certifying the amount of the Borrowing Base as of the date set forth therein, in substantially the form of Exhibit B hereto.

      "Borrowing Request" means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.03 or a request deemed to have been made by the Domestic Borrower for an ABR Revolving Borrowing in accordance with
Section 2.10(a).

      "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (i) when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market, (ii) when used in connection with a Eurocurrency Loan to be made in Sterling, "Business Day" shall also exclude any day on which commercial banks are not open for foreign exchange business in London, and (iii) when used in connection with a Eurocurrency Loan to be made in euro, "Business Day" shall also exclude any day on which commercial banks are not open for foreign exchange business in London or Frankfurt am Main, Germany (or such other principal financial center or centers in such participating member state or states (as defined in Section 9.14) as the Administrative Agent may from time to time nominate for this purpose).

      "Capital Expenditures" shall mean any expenditure made by the expenditure of cash or the incurrence of Indebtedness in respect of the purchase or acquisition of any fixed or capital assets (excluding normal replacements and maintenance which are properly charged to current operations), including Capital Lease Obligations.

      "Capitalization" means all Debt plus Consolidated Net Worth.

      "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Shaw Group, of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Domestic Borrower if the Shaw Group shall not have direct beneficial ownership of shares representing at least 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Domestic Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Domestic Borrower by Persons who were neither (i) nominated by the board of directors of the Domestic Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Domestic Borrower by any Person or group other than the Shaw Group.

      "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

      "Charges" has the meaning set forth in Section 9.13.

      "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Competitive Loans or Swingline Loans.

      "CLO" has the meaning assigned to such term in Section 9.04.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" means, collectively, "Collateral" as defined in the Subsidiary Security Agreement, " Collateral" as defined in the Volt Security Agreement, and all collateral pledged under the Pledge Agreement or any of the other Collateral Documents.

      "Collateral Agent" means the Administrative Agent acting as "Collateral Agent" under the Collateral Documents.

      "Collateral Documents" means the Security Agreements, the Pledge Agreement and any other instrument, document or agreement pursuant to which any Borrower or Guarantor grants any collateral to the Administrative Agent (as Collateral Agent or otherwise) or any of the Lenders as security for the obligations of the Borrowers or the Guarantors, or both, arising under this Agreement or any other Credit Document, and includes any financing statement or amendment thereof.

      "Collateral Grantor Subsidiary" means any Subsidiary which is, at the time in question, a "Grantor" under the Subsidiary Security Agreement, including any Subsidiary which is required to join in the Subsidiary Security Agreement pursuant to Section 5.10.

      "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or as contemplated under Section
9.16. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $40,000,000.

      "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

      "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

      "Competitive Bid Request" means a request by a Borrower for Competitive Bids in accordance with Section 2.04.

      "Competitive Loan" means a Loan made pursuant to Section 2.04.

      "Consolidated Net Income" shall mean for any accounting period net income determined in accordance with GAAP, as reported in the consolidated results for the Domestic Borrower reporting group.

      "Consolidated Net Worth" means at any time as of which the amount thereof is to be determined, the sum of the following in respect of the Domestic Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained income (or, in the case of a deficit minus the amount of such deficit), plus (iii) the amount of all accumulated other comprehensive income minus (iv) the amount of any treasury stock, all as determined in accordance with GAAP applied on a consistent basis.

      "Consolidated Tangible Net Worth" means at any time as of which the amount thereof is to be determined: (x) owner's equity (determined on a consolidated basis in accordance with GAAP), including (without limitation) other comprehensive income; minus (y)(i) minority interest in Subsidiaries, and (ii) intangible assets. Clause (x) shall be determined excluding any net gains or net losses (after taxes), from and after the Effective Date, from non-operating sources.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "Credit Document" means each of (i) this Agreement, each Note (if any), each application and other agreement in respect of any Letter of Credit, in each case as supplemented, modified, or amended from time to time, (ii) the Guaranty of Payment, (iii) the Collateral Documents, and (iv) each instrument or agreement supplementing (by joinder or otherwise), modifying or amending, or waiving any provision of, any Credit Document.

      "Current Liabilities" at a particular date, shall mean (without duplicaton): (i) all Securitization Debt; (ii) all Indebtedness under this Agreement, any or all of the other Credit Documents and/or any Designated Swap Agreement; and (iii) all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of the Domestic Borrower, as at such date, but in any event including, without limitation, the amounts of (a) Indebtedness payable on demand, or, at the option of the Person to whom such Indebtedness is owed, not more than 12 months after such date, (b) any payments in respect of any Indebtedness (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than 12 months after such date, (c) all reserves in respect of liabilities or Indebtedness payable on demand or, at the option of the Person to whom such Indebtedness is owed, not more than 12 months after such date, the validity of which is not contested at such date, and (d) all accruals for federal or other taxes measured by income payable within a 12 month period. (The calculation of Indebtedness under Designated Swap Agreements in clause (ii) above shall be made after giving effect to any applicable netting agreements.)

       "Customer" means and includes the account debtor with respect to any Account Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contact or other arrangement with a Collateral Grantor Subsidiary pursuant to which to which such Collateral Grantor Subsidiary is to deliver any personal property or perform any services.

      "Debt" means (without duplication) Debt for Borrowed Money reflected on the consolidated balance sheet of the Domestic Borrower, plus Securitization Debt.

      "Debt  for  Borrowed   Money"  means  all   Indebtedness,   excluding  (i)
commitments and contingent obligations in respect of undrawn letters of credit and Guarantees (except, in each case, to the extent constituting Guarantees in respect of Debt for Borrowed Money of a Person other than a Borrower), (ii) obligations under Swap Agreements, and (iii) trade payables and other liabilities (not for borrowed money) ordinarily incurred in the normal course of business.

      "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

      "Denomination Date" shall mean, in relation to any Eurocurrency Borrowing, the date that is three Business Days before the date of such Borrowing.

      "Designated Swap Agreement" shall mean any Swap Agreement to which the Domestic Borrower is a party which, pursuant to a written instrument signed by the Required Lenders, has been designated as a Designated Swap Agreement so that the Domestic Borrower's counterparty thereunder will be entitled to share in the benefits of the Guaranty of Payment and the Collateral

Documents, to the extent the Guaranty of Payment and Collateral Documents provide a guaranty or security for creditors of the Domestic Borrower under Designated Swap Agreements.

      "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

      "dollars" or "$" refers to lawful money of the United States of America.

      "Domestic Borrower" means Volt Information Sciences, Inc., a New York corporation.

      "EBIT" means, for any period, operating profit measured on the date of calculation with reference to the four most recently completed fiscal quarters.

      "EBITDA" means, for any period, operating profit plus interest income of the Domestic Borrower and its Subsidiaries for such period plus the sum of (i) depreciation expense and (ii) amortization expense, all as certified by a Financial Officer on a quarterly basis for such period, and all determined on a consolidated basis in accordance with GAAP consistently applied.

      "Effective  Date"  means the date on which  the  conditions  specified  in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

      "Eligible Receivables" shall mean, subject to adjustment as set forth in the definition of the term "Borrowing Base", each Account Receivable arising in the ordinary course of business and constituting a portion of the "Collateral" as defined in the Subsidiary Security Agreement, which represents a bona fide sale; however, an Account Receivable shall not be deemed eligible if it meets the criteria in any of clauses (a) through (t) below (unless all Lenders give their express prior written consent to include such Account Receivable as an "Eligible Receivable"), or if such Account Receivable is not subject to the Collateral Agent's first priority perfected security interest and to no other Lien (other than a Permitted Encumbrance), or if the same is not evidenced by an invoice, bill of lading or other documentary evidence satisfactory to the Administrative Agent. As stated above, an Account Receivable shall not be an Eligible Receivable, if:

            (a) it arises out of a sale made to: (i) the Domestic Borrower or any Affiliate of the Domestic Borrower; or (ii) a Person that is an employee, officer, agent or 10% stockholder (or members or other holders of Equity Interests, in the case of a Person which is not a corporation or a natural person) of the Domestic Borrower or any Affiliate of the Domestic Borrower;

            (b) it is due or unpaid more than ninety (90) days after the original due date thereof, or to the extent of any net credit balance thereunder which is more than ninety (90) days old;

            (c) fifty percent (50%) or more of the total Account Receivables from the Customer are not deemed Eligible Receivables hereunder (such percentage may, in Administrative Agent's sole discretion, be increased or decreased from time to time);

            (d)   [intentionally omitted];

            (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or failed to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

            (f) the sale is to a Customer not incorporated under the laws of the United States or of any state or other political subdivision thereof, or is located outside the United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to the Administrative Agent, in its sole discretion, or is not payable in Dollars;

            (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

            (h)   [intentionally omitted];

            (i) the Customer is the United States of America, any State or any department, agency or instrumentality of any of them, unless the Collateral Grantor Subsidiary in question effectuates an assignment of its right to payment of such Account Receivable to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or, where the Customer is not the United States of America or any department, agency or instrumentality thereof (other than a State), the Collateral Grantor Subsidiary in question has otherwise complied with all other applicable statutes or ordinances so as to render the assignment of the Account Receivable in question complete and not subject to offset (or equivalent) by such State or the Customer;

            (j) the goods giving rise to such Account Receivable have not been shipped and delivered to and accepted by the Customer, or the services giving rise to such Account Receivable have not been performed by the applicable Collateral Grantor Subsidiary and accepted by the Customer, or the Account Receivable otherwise does not represent a final sale;

            (k)   [intentionally omitted];

            (l) the Account Receivable is subject to any offset, deduction, defense, dispute, co-op advertising, counterclaim or rebate, or the Account Receivable is contingent in any respect or for any reason;

            (m) the applicable Collateral Grantor Subsidiary has made any agreement with the Customer for any deduction from such Account Receivable, except for discounts, returns, credits, price adjustments or other allowances made in the ordinary course of business for prompt payment, all of which discounts, returns, credits, price adjustments or other allowances are reflected in the calculation of the face value of each respective invoice related thereto;

            (n) any return, rejection or repossession of 5% or more of the goods relating to such Account Receivable has occurred;

            (o) the applicable Collateral Grantor Subsidiary (or the Domestic Borrower, as collection agent) is not sole payee and sole remittance party, or such Account Receivable is not payable entirely to the applicable Collateral Grantor Subsidiary (or such collection agent) (whether by virtue of any rights of the account creditor under any Associate Vendor Payable, or otherwise);

            (p) the Account Receivable is subject to any adverse security deposit, retainage or other similar advance made by or for the benefit of the Customer, in each case to the extent thereof;

            (q) cash has been received in respect of such Account Receivable that has not yet been applied by the applicable Collateral Grantor Subsidiary (or collection agent) to reduce the amount of such Account Receivable, to the extent of such cash;

            (r) the applicable Collateral Grantor Subsidiary does not have sole lawful and absolute title to such Account Receivable;

            (s) inclusion of the applicable Account Receivable would cause the total Eligible Receivables with respect to the applicable Customer and its Affiliates, in the aggregate, to exceed 20% of the total of all Eligible Receivables at the time in question (it being understood that only the portion of such Account Receivable that would cause such excess is excluded hereby); or

            (t) such Account Receivable is not otherwise satisfactory to the Administrative Agent, as determined in good faith by the Administrative Agent in the exercise of its discretion in a reasonable manner.


      "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Domestic Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

      "Equivalent Dollar Amount" shall mean, with respect to an amount of an Alternative Currency on any date, the amount of dollars that may be purchased with such amount of such Alternative Currency at the Spot Exchange Rate on such date.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by a Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by a Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by a Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by a Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "euro" has the meaning set forth in Section 9.14.

      "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are denominated in an Alternative Currency and bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

      "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are denominated in dollars and bear interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

      "Event of Default" has the meaning assigned to such term in Article VII.

      "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Borrower with respect to such withholding tax pursuant to Section 2.17(a).

      "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Financial   Officer"  means  the  chief  financial   officer,   principal
accounting officer, treasurer or controller of the Domestic Borrower.

      "Fitch" means Fitch Ratings.

      "Fixed Rate" means, with respect to any Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

      "Fixed Rate Loan" means a  Competitive  Loan  bearing  interest at a Fixed
Rate.

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Domestic Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "GAAP" means generally accepted accounting principles in the United States of America.

      "Gatton" means Gatton Volt Consulting Group Limited, a corporation organized under the laws of the United Kingdom.

      "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall include the Guaranty of Payment, but shall not include endorsements for collection or deposit in the ordinary course of business.

      "Guarantors" means, collectively, Volt Delta Resources, Inc., a Nevada corporation, DataNational, Inc., a Delaware corporation, Volt Information Sciences Funding, Inc., a Delaware corporation, Volt Directories S.A., Ltd., a Delaware corporation (formerly known as Volt-Autologic Directories S.A., Ltd.), Volt Telecommunications Group, Inc., a Delaware corporation, DataNational of Georgia, Inc., a Georgia corporation, and every other domestic Subsidiary required to become a Guarantor under Section 5.10 or Section 2.20.

      "Guaranty of Payment" means the Joint and Several Guaranty of Payment made as of the Effective Date by the Guarantors who are parties to this Agreement as of the Effective Date, as the same may be joined in, supplemented, amended or otherwise modified pursuant to Section 2.20 or Section 5.10, or otherwise.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of banker's acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Domestic Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

      "Initial Field Exam" shall mean the field examination of the Collateral Grantor Subsidiaries' Accounts Receivable being conducted by the Administrative Agent contemporaneously with the Effective Date, although not to be completed until after the Effective Date.

      "Intercompany Debt" means loans, advances and any other extensions of credit made by the Domestic Borrower and/or any Subsidiary to any other Subsidiary.

      "Interest Election Request" means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.

      "Interest Expense" means, for any period, the sum of interest charges plus Securitization Expense.

      "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan or Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing or a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration, after the first day of such Interest Period, (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest
Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

      "Interest Period" means (a) with respect to any Eurocurrency Borrowing or Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending (x) on a date agreed upon among the Lenders pursuant to Section 2.08(e), or (y) on the numerically corresponding day in the calendar month that is one, two, three or six months after the date of such Borrowing, and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days nor more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing or Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period pertaining to a Eurodollar Borrowing or Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

      "Issuing Bank" means JPMorgan Chase Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in
Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

      "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

      "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Domestic Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

      "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

      "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

      "LIBO Rate" means, with respect to any Eurodollar Borrowing or Eurocurrency Borrowing for any Interest Period, the rate appearing on the applicable page of the Telerate Service (or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that the rate set forth above is at any time not available for any reason with respect to any Eurodollar Borrowing, then the "LIBO Rate" with respect to such Eurodollar Borrowing for the applicable Interest Period, shall be the rate (rounded upwards, if necessary, to the next 1/16th of 1%) at which deposits of an amount for which the Equivalent Dollar Amount is $5,000,000, for a maturity comparable to such Interest Period, in the currency in which such Borrowing is denominated, are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, (i) two Business Days prior to the commencement of such Interest Period with respect to a Eurodollar Borrowing or (ii) on the Quotation Date for such Interest Period with respect to a Eurocurrency Borrowing.

      "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

      "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

      "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Domestic Borrower and the Subsidiaries taken as a whole, (b) the ability of the Domestic Borrower to perform any of its obligations under this Agreement or any other Credit Document or (c) the rights of or benefits available to the Lenders under this Agreement or any other Credit Document.

      "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Domestic Borrower and its Subsidiaries in an aggregate principal amount exceeding $4,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Domestic Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements in accordance with GAAP) that the Domestic Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

      "Material Subsidiary" means any Subsidiary Borrower and any Subsidiary which, at any date of determination thereof, has total assets having a fair market value (without deduction for any Liens) of $500,000 or more.

      "Maturity Date" means April 12, 2004.

      "Maximum Rate" has the meaning set forth in Section 9.13.

      "Moody's" means Moody's Investors Service, Inc.

      "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Note" means each promissory note executed and delivered by any Borrower to a Lender as set forth in Section 2.10(e).

      "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

      "Overadvance" means (i) $10,000,000, at any time when the aggregate amount of Securitization Receivables (Gross) constituting "Eligible Receivables" (as defined in the Receivables Purchase Agreement) exceeds $135,000,000, or (ii) $0, at any other time.

      "Participant" has the meaning set forth in Section 9.04.

      "Paying Agency Company" means any Subsidiary whose principal business is the same as ProcureStaff's, namely, acting as a paying agent.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

      "Permitted Encumbrances" means:

            (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Domestic Borrower or any Subsidiary; and

            (f) Liens, to the extent part of the Securitization Transactions, on
      (i) accounts receivable originated from the staffing solutions business of the Domestic Borrower and the Subsidiary Originators, and (ii) the Receivable Related Assets, provided however, the maximum Indebtedness secured by any such Liens shall not exceed $100,000,000 in the aggregate at any one time outstanding (exclusive of "Deferred Purchase Price", as that term is defined in Section 5.06 of the Receivables Purchase Agreement);

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness, unless the encumbrance in question arises under a Collateral Document or pursuant to the Securitization Documents.

      "Permitted Investments" means:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), denominated in dollars and in each case maturing within three years from the date of acquisition thereof;

            (b) investments in commercial paper denominated in dollars and maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-2 from S&P and at least P-2 from Moody's;

            (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000 and which is rated at least A-2 by S&P and P-2 by Moody's in the note or commercial paper rating category;

            (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

            (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's, and
      (iii) have portfolio assets of at least $5,000,000,000.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Pledge Agreement" means the Pledge Agreement made as of the Effective Date pursuant to which the Domestic Borrower pledges 100% of the issued and outstanding shares of the SPV to the Collateral Agent.

      "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

      "ProcureStaff" means ProcureStaff, Ltd., a Delaware corporation.

      "ProcureStaff Quick Ratio" means the ratio of (x) all accounts receivable of (i) ProcureStaff plus (ii) each other Paying Agency Company to (y) their aggregate Associate Vendor Payables.

      "Quotation Date" means, with respect to a Eurocurrency Borrowing, the day on which quotations would ordinarily be quoted by prime banks in the London interbank market for deposits in the applicable Alternative Currency for delivery on the first day of the applicable Interest Period, as determined by the Administrative Agent; provided that if there is more than one such day, the latest of such days shall be the Quotation Date.

      "Receivables Purchase Agreement" has the meaning set forth in the definition of Securitization Documents in this Section 1.01.

      "Receivable Related Assets" means, in respect of any accounts receivable transferred by the Domestic Borrower to the SPV, (i) any rights or interests arising under the documentation governing or relating to such accounts receivable (including rights in respect of Liens securing such accounts receivable and other credit support in respect of such accounts receivable),
(ii) any proceeds of such accounts receivable and (iii) all books and records related to such accounts receivable.

      "Receivables Sale Agreement" has the meaning set forth in the definition of Securitization Documents in this Section 1.01.

      "Register" has the meaning set forth in Section 9.04.

      "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to
Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

      "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Domestic Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Domestic Borrower or of any option, warrant or other right to acquire any such Equity Interests in the Domestic Borrower.

      "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans denominated in dollars, plus the Equivalent Dollar Amount of the outstanding principal amount of such Lender's Eurocurrency Loans, plus such Lender's LC Exposure and Swingline Exposure at such time.

      "Revolving Loan" means a Loan made pursuant to Section 2.03.

      "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

      "Securitization Assets" means (i) all accounts receivable which are described as being or to be transferred by the Domestic Borrower or any of its Subsidiaries to the SPV pursuant to any of the Securitization Documents, (ii) all Receivables Related Assets and (ii) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses (i) and
(ii).

      "Securitization Conduit" means Three Rivers Funding Corporation or a successor or replacement conduit which purchases (from the SPV) accounts receivable (or undivided percentage ownership interests therein) under the Approved Securitization.

      "Securitization Debt" means all monetary obligations of the SPV arising in connection with the Approved Securitization (other than any such obligation in respect of interest, fees, indemnification or other similar obligations, and "Deferred Purchase Price" as defined in Section 5.06 of the Receivables Purchase Agreement).

      "Securitization Documents" means, collectively, (i) that certain Receivables Sale and Contribution Agreement, dated on or about the Effective Date, between the Domestic Borrower and the SPV (the "Receivables Sale Agreement"), (ii) that certain Receivables Purchase Agreement, dated on or about the Effective Date, among the Domestic Borrower, the SPV and the Securitization Conduit (the "Receivables Purchase Agreement"), and (iii) each other instrument, agreement and other document entered into by the Domestic Borrower or its Subsidiaries (including the SPV) under which the Approved Securitization is established or maintained. In each case, references to any or all of the foregoing documents shall include the same as amended, modified or supplemented from time to time, to the extent that such amendments, modifications or supplements are made in accordance with the terms of this Agreement.

      "Securitization Expense" means the "Cost of Funds" and the "Program Fees" under (and as each is defined in) the Receivables Purchase Agreement.

      "Securitization Receivables (Gross)" means, at any time, the aggregate amount of outstanding accounts receivable sold, contributed or otherwise transferred by the Domestic Borrower or a Subsidiary Originator to the SPV as part of the Approved Securitization, without deduction for any undivided percentage ownership interest that the Securitization Conduit may have therein pursuant to the Approved Securitization.

      "Securitization Transactions" means the transactions constituting the Approved Securitization, as contemplated by the Securitization Documents, including (among other things): (i) the sale, conveyance or other transfer by a Subsidiary Originator, directly or indirectly to the Domestic Borrower or the SPV, of accounts receivable to be included in the Securitization Receivables (Gross), whether as a true sale, dividend or distribution, or otherwise, and including any "back-up" Lien thereon; (ii) the sale, conveyance or other transfer by the Domestic Borrower of accounts receivable originated by the Domestic Borrower or any Subsidiary Originator to the SPV to be included in the Securitization Receivables (Gross), whether as a true sale, capital contribution, or otherwise, and including any "back-up" Lien thereon; (iii) the sale, conveyance or other transfer by the SPV to the Securitization Conduit of the Securitization Receivables (Gross), or of an undivided percentage ownership interest therein, whether as a true sale or otherwise, and including any "back-up" Lien thereon; in each case howsoever characterized, including among other things, any Indebtedness that arises in connection with any such transfers (whether as deferred purchase price or otherwise, and whether or not evidenced by a promissory note) or that could exist were any such transfer to be characterized by a court as the grant of a Lien to secure Indebtedness.

      "Security Agreements" means, collectively, the Subsidiary Security Agreement and the Volt Security Agreement, as either of them may be joined in, supplemented, amended or otherwise modified pursuant to Section 2.20 or Section 5.10, or otherwise.

      "Shaw Group" means William Shaw, Jerome Shaw and their respective spouses and descendants.

      "Spot Exchange Rate" means, on any day, with respect to an Alternative Currency, the spot rate at which dollars are offered on such day by JPMorgan Chase Bank in London for such Alternative Currency at approximately 11:00 A.M. (London time).

      "SPV" means Volt Funding Corp., a Delaware special purpose corporation, or any successor or replacement special purpose entity which sells accounts receivable (or undivided percentage ownership interests therein) that (i) is a direct or indirect wholly-owned Subsidiary of the Domestic Borrower and (ii) was created for the sole purpose of acquiring the Securitization Assets pursuant to the Approved Securitization.

      "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Domestic Borrower (in any capacity) or its Subsidiaries (other than the SPV) that are reasonably customary in accounts receivable securitization transactions, as reasonably determined by the Administrative Agent.

      "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans and Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "Sterling" or "(pound)" shall mean the lawful money of the United Kingdom.

      "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or

(b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "Subsidiary" means any subsidiary of the Domestic Borrower.

      "Subsidiary Borrower" means Gatton and any other Subsidiary of the Domestic Borrower which becomes a Borrower pursuant to Section 2.20.

      "Subsidiary Originator" means a Subsidiary whose accounts receivable are transferred, directly or indirectly, to the SPV in conjunction with the Approved Securitization.

      "Subsidiary Originator Holding Company" means a Subsidiary whose only assets are the Equity Interests it owns in a Subsidiary Originator.

      "Subsidiary Security Agreement" shall mean the Subsidiary Security Agreement made, as of the Effective Date, by the Collateral Grantor Subsidiaries in favor of the Collateral Agent, as the same may be joined in, supplemented, amended or otherwise modified pursuant to Section 2.20 or Section 5.10, or otherwise.

      "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock, stock appreciation right (SAR), stock option or similar plan or agreement providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Domestic Borrower or one or more of the Subsidiaries shall be a Swap Agreement.

      "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

      "Swingline Lender" means JPMorgan Chase Bank, in its capacity as lender of Swingline Loans hereunder.

      "Swingline Loan" means a Loan made pursuant to Section 2.05.

      "Taxes"  means any and all  present  or  future  taxes,  levies,  imposts,
duties,  deductions,   charges  or  withholdings  imposed  by  any  Governmental
Authority.

      "Thousand Oaks Building" means the building presently owned by Volt Realty Two, Inc., located at 1050 Rancho Conejo Boulevard in Thousand Oaks, California.

      "Transactions" means the execution, delivery and performance by the Borrowers and the Guarantors (as applicable) of this Agreement, each of the other Credit Documents, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit hereunder, the guaranteeing of the Indebtedness incurred hereunder, and the granting of the Liens on the Collateral under the Security Agreements and the Pledge Agreement.

      "Type", when used in reference to any Loan or Borrowing, refers to (i) whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate and (ii) the currency in which such Loan or the Loans comprising such Borrowing are denominated.

      "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

      "Volt Security Agreement" shall mean the Volt Security Agreement, made as of the Effective Date, by the Domestic Borrower in favor of the Collateral Agent with respect to the "Buyer Note" (as defined in the Receivables Sale Agreement), as the same may be joined in, supplemented, amended or otherwise modified pursuant to Section 2.20 or Section 5.10, or otherwise.

      "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      SECTION 1.02      Classification of Loans and Borrowings.
                        ---------------------------------------

      For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

      SECTION 1.03      Terms Generally.
                        ----------------

      The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      SECTION 1.04      Accounting Terms; GAAP.
                        -----------------------

      Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Whether or not indicated in the defined terms employed therein, all calculations of financial covenants under Section 6.10 (except for clause (d) thereof) will be made with reference to the consolidated results for the Domestic Borrower and the Subsidiaries as of the date or for the period in question.

                                   Article II
                                   The Credits
                                   -----------

      SECTION 2.01      Commitments.
                        ------------

      Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in:
(a) such Lender's Revolving Credit Exposure exceeding the lesser of (i) such Lender's Commitment, or (ii) an amount equal to the product of the Borrowing Base, multiplied by a fraction, the numerator of which is such Lender's Commitment and the denominator of which is the total of all of the Commitments;
(b) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments; or (c) the aggregate principal amount of Loans outstanding to the Subsidiary Borrowers in the aggregate exceeding $25,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

      SECTION 2.02      Loans and Borrowings.
                        ---------------------

     (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

      (b) Subject to Section 2.14, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans, Eurodollar Loans or Eurocurrency Loans, as the applicable Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the applicable Borrower may request in accordance herewith; provided that the Equivalent Dollar Amount of the aggregate principal amount of Eurocurrency Loans outstanding at the time of any Borrowing shall not exceed $25,000,000. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan or Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

      (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,000,000. At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount which is an integral multiple (as applicable) of (pound)500,000 and not less than (pound)1,000,000 or 500,000 euro and not less than 2,000,000 euro. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount (i) that is equal to the entire unused balance of the total Commitments, or (ii) that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) or the repayment of a Competitive Loan as contemplated by Section 2.10(a); provided further that, in the case of either (i) or (ii), the total Revolving Credit Exposures, after giving effect to such Borrowing, plus the aggregate principal amount of outstanding Competitive Loans will not exceed the lesser of the Borrowing Base or the total Commitments. For purposes of this Section, any Eurocurrency Revolving Borrowing shall be deemed to be in an amount equal to the Equivalent Dollar Amount of such Eurocurrency Revolving Borrowing determined as of its Denomination Date. Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,000,000. Each Swingline Loan shall be in an amount that is an integral multiple of $10,000 and not less than $250,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six (6) Eurodollar Revolving Borrowings and Eurocurrency Revolving Borrowings outstanding.

      (d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

      SECTION 2.03      Requests for Revolving Borrowings.
                        ----------------------------------
      To request a Revolving Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., London time, three Business Days before the date of the proposed Borrowing, or (c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the Business Day of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by
Section 2.06(e) must be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

            (i) the amount of the Borrowing Base as set forth in the most recent Borrowing Base Certificate submitted pursuant to Section 5.01(e);

            (ii) the aggregate amount of the requested Borrowing, which in the case of a Eurocurrency Borrowing shall be expressed in the applicable Alternative Currency;

            (iii) the date of such Borrowing, which shall be a Business Day;

            (iv) whether such Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing or a Eurocurrency Borrowing (and, if so, whether Sterling or euro);

            (v) in the case of a Eurodollar Borrowing or a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (vi) the location and number of such Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
      Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing or Eurocurrency Revolving Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following
(i) receipt of a Borrowing Request in accordance with this Section or (ii) the time at which the Administrative Agent is deemed to have received a Borrowing Request in accordance with Section 2.10(a), as applicable, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.


      SECTION 2.04.     Competitive Bid Procedure.
                        -------------------------

(a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Domestic Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the lesser of the Borrowing Base or the total Commitments. To request Competitive Bids, the Domestic Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Domestic Borrower may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Domestic Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

            (i) the amount of the Borrowing Base as set forth in the Borrowing Base Certificate submitted pursuant to Section 5.01(e);

            (ii)  the aggregate amount of the requested Borrowing;

            (iii) the date of such Borrowing, which shall be a Business Day;

            (iv) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

            (v) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (vi) the location and number of the Domestic Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If the Domestic Borrower makes two or three telephonic Competitive Bid Requests on any day, it may, for convenience confirm such Requests in one combined written Competitive Bid Request (rather than separate written Competitive Bid Requests) so long as such combined Competitive Bid Request is in a form approved by the Administrative Agent, is signed by the Domestic Borrower and includes the information described in clauses (i) through (vi) above for each Borrowing of Competitive Loans requested in such composite Request. Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

      (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Domestic Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall so notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $2,000,000 and an integral multiple of $500,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Domestic Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

      (c) The Administrative Agent shall promptly notify the Domestic Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

      (d) Subject only to the provisions of this paragraph, the Domestic Borrower may accept or reject any Competitive Bid. The Domestic Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Domestic Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Domestic Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Domestic Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Domestic Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Domestic Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $2,000,000 and an integral multiple of $500,000; provided further that if a Competitive Loan must be in an amount less than $2,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $500,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $500,000 in a manner determined by the Domestic Borrower. A notice given by the Domestic Borrower pursuant to this paragraph shall be irrevocable.

      (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

      (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Domestic Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

      (g) The Domestic Borrower shall pay the Administrative Agent for its own account the sum of $2,500 for each Competitive Bid Request. Amounts owing under this paragraph shall be payable quarterly in arrears on the last day of each March, June, September and December.

SECTION 2.05      Swingline Loans.
                  ----------------

      (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Domestic Borrower from time to time during the Availability

Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000, or (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the lesser of the Borrowing Base or the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Domestic Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Domestic Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan, and the maturity date thereof, which shall be a Business Day occurring subsequent to the date of such Swingline Loan but not later than the earlier of (i) the date that is thirty (30) days from the date of such Swingline Loan or (ii) the Maturity Date (provided that Swingline Loans are subject to earlier mandatory repayment as provided in the proviso of Section 2.10(a)). The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Domestic Borrower. The Swingline Lender shall make each Swingline Loan available to the Domestic Borrower by means of a credit to the general deposit account of the Domestic Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

      (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Domestic Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Domestic Borrower (or other party on behalf of the Domestic Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Domestic Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Domestic Borrower of any default in the payment thereof. Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in Swingline Loans made while such Event of Default is continuing.

      SECTION 2.06.     Letters of Credit.
                        -----------------

      (a)   General.

      Subject to the terms and conditions set forth herein, the Domestic Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period (other than the last five Business Days thereof). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Domestic Borrower to, or entered into by the Domestic Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

      (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.
          ----------------------------------------------------------------------

      To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Domestic Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof, whether or not such Letter of Credit is to be a standby Letter of Credit, and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Domestic Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Domestic Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $15,000,000 (which may consist of documentary letters of credit and/or standby letters of credit, except that not more than $10,000,000 in standby Letters of Credit may be used to secure payment of worker's compensation insurance premiums), and (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the lesser of the Borrowing Base or the total Commitments. The Issuing Bank shall give the Domestic Borrower and the Administrative Agent reasonably prompt notice of the issuance of each Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit) and the Administrative Agent, in turn, shall give reasonably prompt notice thereof to the Lenders.

      (c)   Expiration Date.
            ----------------

      Each Letter of Credit shall expire at or prior to the close of business at the principal office of the Issuing Bank on the date that is five Business Days prior to the Maturity Date. However, if at the time of issuance there shall be an impending "Expiration Date" (as defined in the Receivables Purchase Agreement) arising from an event contemplated under clause (iii) of such definition, which "Expiration Date" is sooner than the Maturity Date, then any Letter of Credit issued (under such circumstances) shall expire on the date that is five Business Days prior to such "Expiration Date."

      (d)   Participations.
            ---------------

      By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In addition, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in each Existing Letter of Credit equal to such Lender's Applicable Percentage of the stated amount of each Existing Letter of Credit, effective on the Effective Date. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Domestic Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Domestic Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

      (e)   Reimbursement.
            --------------

      If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Domestic Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Domestic Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Domestic Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Domestic Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Domestic Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, the Domestic Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with

Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Domestic Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loans or Swingline Loan. If the Domestic Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Domestic Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Domestic Borrower, in the same manner as provided in
Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Domestic Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Domestic Borrower of its obligation to reimburse such LC Disbursement.

      (f)   Obligations Absolute.
            ---------------------

      The Domestic Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of
(i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Domestic Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Domestic Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Domestic Borrower to the extent permitted by applicable law) suffered by the Domestic Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. However, the parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

      (g)   Disbursement Procedures.
            ------------------------

      The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Domestic Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Domestic Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

      (h)   Interim Interest.
            ----------------

      If the Issuing Bank shall make any LC Disbursement, then, unless the Domestic Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Domestic Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Domestic Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph
(e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

      (i)   Replacement of the Issuing Bank.
            --------------------------------

      The Issuing Bank may be replaced at any time by written agreement among the Domestic Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Domestic Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

      (j)   Cash Collateralization.
            -----------------------

      If any Event of Default shall occur and be continuing, on the Business Day that the Domestic Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Domestic Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in clause (h) or (i) of Article
VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Domestic Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Domestic Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Domestic Borrower within three Business Days after all Events of Default have been cured or waived.

      SECTION 2.07      Funding of Borrowings.
                        ---------------------

      (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders not later than 12:00 noon, New York City time, or, in the case of funds in an Alternative Currency, 12:00 noon, London time; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent in New York City or London, as the case may be, and designated by such Borrower in the applicable Borrowing Request or Competitive Bid Request; provided that (i) ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in
Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank and (ii) ABR Revolving Loans made to finance the repayment of the principal amount of a Competitive Loan as provided in Section 2.10(a) shall be remitted by the Administrative Agent to the Lender of such Competitive Loan.

      (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of a Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

      SECTION 2.08      Interest Elections.
                        ------------------

      (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing or a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing or a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings or Swingline Borrowings, which may not be converted or continued, but which may, in accordance with the other terms and conditions of this Agreement, be refinanced by Revolving Borrowings.

      (b) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by such Borrower.

      (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the  Borrowing  to which such  Interest  Election  Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective  date of the election made pursuant to such
            Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing or a Eurocurrency Borrowing (and, if so, whether Sterling or euro); and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing or a
            Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing or a Eurocurrency Borrowing but does not specify an Interest Period, then (if a Eurocurrency Borrowing or a Eurodollar Borrowing, as the case may be, is available at such time pursuant to the terms hereof) the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration.

(d)  Promptly   following  receipt  of  an  Interest   Election   Request,   the
Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

(e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing or a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) such a Eurodollar Borrowing shall be converted to an ABR Borrowing, and (ii) such a Eurocurrency Borrowing shall be continued for a one month Interest Period unless such an Interest Period would extend beyond the Maturity Date, in which case such a Eurocurrency Borrowing shall be continued for an Interest Period of a duration of shorter than one month which is mutually agreed upon among the Lenders, and if no such agreement can be reached, such Eurocurrency Borrowing shall be repaid upon the close of the then expiring Interest Period. Notwithstanding any contrary provision hereof, if the Administrative Agent has received notice from a Borrower or any Lender that an Event of Default has occurred and is continuing, then, so long as an Event of Default is continuing
(i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing or a Eurocurrency Borrowing, and (ii) unless repaid, each Eurodollar Revolving Borrowing and each Eurocurrency Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

      SECTION 2.09      Termination and Reduction of Commitments.
                        ----------------------------------------

      (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

      (b) The Borrowers may at any time voluntarily terminate, or from time to time voluntarily reduce, the Commitments; provided that (i) each voluntary reduction of the Commitments shall be in an amount that is an integral multiple of $500,000 (and not less than $500,000) and (ii) the Borrowers shall not voluntarily terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments.

      (c) The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the

Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable.

      (d) Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

      SECTION 2.10      Repayment (or Prepayments) of  Loans;  Refinancing of
                        ------------------------------------------------------
Competitive Loans; Evidence of Debt.
-----------------------------------

      (a) The Domestic Borrower and each respective Subsidiary Borrower (including Gatton) hereby jointly and severally and unconditionally promise to pay to the Administrative Agent for the account of each Lender on the Maturity Date, or sooner to the extent required under paragraph (f) of this Section 2.10, the then unpaid principal amount of each Revolving Loan made to such respective Subsidiary Borrower. The Domestic Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender, on the Maturity Date, or sooner to the extent required under paragraph (f) of this
Section 2.10, the then unpaid principal amount of each Revolving Loan made to the Domestic Borrower, (ii) to the Administrative Agent for the account of the Lender thereof, the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan, or sooner to the extent required paragraph (f) of this Section 2.10, and (iii) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the maturity date thereof requested in accordance with Section 2.05, or sooner to the extent required paragraph (f) of this Section 2.10; provided that on each date that a Revolving Borrowing or Competitive Borrowing is made, the Domestic Borrower shall repay all Swingline Loans then outstanding. Unless the Administrative Agent shall have received notice from the Domestic Borrower prior to 10:00 a.m., New York City time, on the last day of the Interest Period applicable to a Competitive Loan that such Borrower will repay the principal amount of such Competitive Loan with its own funds and does not wish to request an ABR Revolving Borrowing to refinance the principal amount of such Competitive Loan, then the Domestic Borrower shall be deemed to have submitted a Borrowing Request pursuant to Section 2.03 for an ABR Revolving Borrowing in the principal amount of such Competitive Loan to finance the repayment of the principal amount of such Competitive Loan on the last day of the Interest Period applicable to such Competitive Loan, and the Administrative Agent shall promptly advise each Lender of the details of such deemed Borrowing Request and of the amount of such Lender's ABR Revolving Loan to be made as part of the deemed requested Borrowing.

      (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof, the Borrower thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

      (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

      (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

      (f) If, following any reduction in the Commitments or at any other time when the aggregate amount of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans shall exceed the lesser of (x) the total Commitments or (y) the Borrowing Base, the Domestic Borrower shall be required to immediately pay to the Administrative Agent the amount of such excess. Such payment shall be applied as set forth in Section 2.11(c).

      SECTION 2.11      Voluntary and Mandatory Prepayment of Loans.
                        -------------------------------------------

      (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that the Domestic Borrower shall not have the right to voluntarily prepay any Competitive Loan without the prior consent of the Lender thereof.

      (b) The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 11:00 a.m., London time, three Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each voluntary partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section
2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

     (c) Mandatory prepayments made pursuant to Section 2.10(f) shall be paid to the Administrative Agent for the account of the Lenders and, if applicable, the Issuing Bank as hereinafter provided. Except in the case of a Competitive Borrowing, which shall be last in order of application unless all Lenders other than the Lender who made such Loan agree otherwise in writing, the Domestic Borrower shall be entitled to designate the order (of Borrowings) in which any mandatory prepayment required pursuant to
Section 2.10(f) shall be applied. If the application of such mandatory prepayments results in the satisfaction of all Loans, the Administrative Agent shall pay any remaining mandatory prepayments to the Administrative Agent to hold as cash collateral (in an interest bearing account) against the Domestic Borrower's reimbursement obligations with respect to the Letters of Credit.

      SECTION 2.12      Fees.
                        ----

      (a) The Domestic Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

      (b) The Domestic Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, (A) which shall accrue in the case of a standby Letter of Credit, at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure with respect to such standby Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure with respect to such standby Letter of Credit, and (B) which shall be, in the case of a documentary Letter of Credit, calculated at the rate of .25% of the face amount of the Letter of Credit in question; and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year, shall be payable on each such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

      (c)   [Intentionally omitted].

      (d) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon among the Borrowers and the Administrative Agent.

(e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

            SECTION 2.13      Interest.
                              --------

      (a) The Loans  comprising  each ABR Borrowing  (including  each  Swingline
Loan) shall bear interest at the Alternate Base Rate.

      (b) The Loans comprising each Eurodollar Borrowing and Eurocurrency Borrowing shall bear interest (i) in the case of a Eurodollar Revolving Loan or a Eurocurrency Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate plus, in the case of a Eurocurrency Loan funded in the United Kingdom, the Associated Costs Rate, or (ii) in the case of a Eurodollar Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

      (c) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

      (d) Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, (i) interest on Loans shall accrue at a rate equal to (after as well as before judgment) 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount not paid when due, such amount shall bear interest at a rate equal to 2% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

      (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan or Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days (or 365 days in the case of either an ABR Loan where interest is calculated with reference to the Prime Rate or a Eurocurrency Loan funded in Sterling), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.14      Alternate Rate of Interest
                              --------------------------

      (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing or a Eurocurrency Borrowing:

      (b) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period;

      (c) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; or

      (d) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that it would be illegal to conduct a Eurodollar Borrowing at the time in question;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing or a Eurocurrency Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing or a Eurocurrency Revolving Borrowing , such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Domestic Borrower for a Eurodollar Competitive Borrowing shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Domestic Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby and
(B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.


      SECTION 2.15      Increased Costs.
                        ---------------

      (a)   If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

            (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans or Eurodollar Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan, Eurocurrency Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

      (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

      (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

      (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

      (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

      SECTION 2.16      Break Funding Payments.
                        ----------------------

      In the event of (a) the payment of any principal of any Eurodollar Loan, Eurocurrency Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan or Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan, Eurocurrency Loan or Fixed Rate Loan on the date specified in any notice delivered pursuant hereto, (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan, Eurocurrency Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan or a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the eurodollar or eurocurrency market, as applicable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

      SECTION 2.17      Taxes.
                        -----

      (a) Any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) The Borrowers shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

      (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

      (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate.

      (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower, or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant governmental Authority with respect to such refund); provided, that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

        SECTION 2.18    Payments  Generally;  Pro Rata Treatment;  Sharing of
                        ------------------------------------------------------
Set-offs.
--------

      (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, local time, at the place of payment, on the date when due, in the currency in which such Loan was made and in federal funds or such other immediately available funds as may be customary for the settlement of international transactions in the relevant currency at such place, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to such account as the Administrative Agent shall have specified and, unless and until otherwise specified, all such payments payable in dollars shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding
Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

      (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first,  towards  payment of
interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

      (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

      (d) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if in fact such payment has not been made, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the
Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

      (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

        SECTION 2.19    Mitigation Obligations; Replacement of Lenders.
                        ----------------------------------------------

      (a) If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      (b) If any Lender requests compensation under Section 2.15, or if one or more Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

        SECTION 2.20 Subsidiary Borrowers.
                     --------------------

      With the written consent of the Administrative Agent, which may be granted or withheld in its sole discretion, in addition to Gatton, one or more Subsidiaries in which the Domestic Borrower directly or indirectly owns Equity Interests representing more than 75% of all Equity Interests and more than 75% of the ordinary voting power may become a borrower (each, a "Subsidiary Borrower") under this Agreement, and shall thereafter be, subject to the terms and conditions set forth herein, entitled to borrow Revolving Loans. As a condition to becoming a Subsidiary Borrower, such Subsidiary (i) shall execute and deliver to the Administrative Agent an instrument substantially in the form of Exhibit 2.20 hereto, and (ii) shall execute and/or deliver such other certificates, instruments, resolutions, documents and opinions in respect of such Subsidiary as were required to be delivered pursuant to Article IV hereof by the Domestic Borrower as a condition to effectiveness of this Agreement, or as the Administrative Agent may otherwise require in its sole discretion. In addition, it shall be a further condition to becoming a Subsidiary Borrower that each such Subsidiary which is organized under the laws of the United

States or any State or other political subdivision thereof, shall simultaneously with becoming a Subsidiary Borrower also become a Guarantor with respect to the Indebtedness of all other Borrowers by joining in the Guaranty of Payment, and providing all other documents in connection with such joinder, as would be required of a new Guarantor pursuant to Section 5.10, including a joinder in the Subsidiary Security Agreement where such Subsidiary would be required to do so under the last sentence of Section 5.10. In the event of such joinder in the Subsidiary Security Agreement, the Subsidiary Borrower's obligations as a co-borrower hereunder shall also be secured by the Subsidiary Security Agreement.


                                 ARTICLE III
                        Representations and Warranties
                        ------------------------------

      Subject to Section 9.17, each of the Domestic Borrower, Gatton and each Guarantor (and, from and after such time as (i) any other Subsidiary Borrower becomes a party hereto pursuant to Section 2.20, such other Subsidiary Borrower, and (ii) any other Subsidiary becomes a Guarantor pursuant to Section 5.10, such other Subsidiary) represents and warrants to (and where applicable covenants with) the Lenders, the Issuing Bank, and the Administrative Agent that:

       SECTION 3.01     Organization; Powers.
                        --------------------

      Each of the Domestic Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. The Delaware corporation known as Volt Delta Resources, Inc., as in existence prior to the Effective Date, has been merged into the Nevada corporation of the same name, which Nevada corporation is a Guarantor.

        SECTION 3.02 Authorization; Enforceability.
                     -----------------------------

      The Transactions are within the Borrowers' and the Guarantors' corporate and limited liability company (as applicable) powers and have been duly authorized by all necessary corporate and, if required, stockholder or member action. This Agreement has been duly executed and delivered by the Borrowers and the Guarantors, and constitutes a legal, valid and binding obligation of the Borrowers and the Guarantors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

        SECTION 3.03    Governmental Approvals; No Conflicts.
                        ------------------------------------

      The Transactions: (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, and (ii) such as may be necessary to perfect any Lien granted under either of the Security Agreements; (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Domestic Borrower or any of its Subsidiaries (including Gatton and the Guarantors) or any order of any Governmental Authority; (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Domestic Borrower or any of its Subsidiaries (including the SPV, Gatton and the Guarantors) or its assets, or give rise to a right thereunder to require any payment to be made by the Domestic Borrower or any of its Subsidiaries (including the SPV, Gatton and the Guarantors); and (d) will not result in the creation or imposition of any Lien on any asset of the Domestic Borrower or any of its Subsidiaries (including the SPV, Gatton and the Guarantors) except as permitted under Section 6.02.

        SECTION 3.04 Financial Condition.
                     -------------------

      (a) The Domestic Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended November 4, 2001, reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended February 3, 2002, certified by a Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Domestic Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

      (b) The Domestic Borrower and its Subsidiaries have no liabilities, contingent or otherwise, that were required under GAAP to be, but have not been, disclosed in the financial statements referred to in paragraph (a) of this Section.

      (c)  Schedule  3.04 sets  forth a list of all  Indebtedness  described  in
Section 6.01(a), (b), (e), (f) and (h) as of the Effective Date.

        SECTION 3.05    Properties.
                        ----------

      (a) Each of the Domestic Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. All material assets of the Domestic Borrower and of its Subsidiaries are free and clear of any Liens, except such as are permitted by Section 6.02. Neither the Domestic Borrower nor any Subsidiary is a party to any contract, agreement, lease or instrument (other than a Credit Document) the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien, on any of its property or assets, except as permitted by Section 6.02.

      (b) Each of the Domestic Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Domestic Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

        SECTION 3.06 Litigation and Environmental Matters.
                     ------------------------------------

      (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers or the Guarantors, threatened against or affecting the Domestic Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement, the Guaranty of Payment, any other Credit Document or the Transactions.

      (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Domestic Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

        SECTION 3.07    Compliance with Laws and Agreements; No Default.
                        -----------------------------------------------

      Each of the Domestic Borrower and its Subsidiaries (including Gatton and the Guarantors) is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Domestic Borrower is current in all required disclosure and otherwise in compliance in all material respects with applicable federal and state securities laws and/or rules and regulations of the Securities and Exchange Commission, and with applicable state securities laws and/or rules and regulations of state securities authorities and of any stock exchanges or other self regulatory organizations having jurisdiction of the Domestic Borrower and/or its securities. No Default exists.

        SECTION 3.08    Investment  and  Holding  Company  Status;   Federal
                        ------------------------------------------------------
Reserve Regulations.
-------------------

      (a) Neither the Domestic Borrower nor any of its Subsidiaries (including Gatton and the Guarantors) is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      (b) Neither the Domestic Borrower nor any Subsidiary (including Gatton and the Guarantors) is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board). No part of the proceeds of any Loan or of any drawing under any Letter of Credit will be used, directly or indirectly and whether immediately, incidentally or
ultimately,   for  any  purpose  which  entails  a  violation  of  or  which  is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X thereof.

        SECTION 3.09    Taxes.
                        -----

      Each of the Domestic Borrower and its Subsidiaries (including Gatton and the Guarantors) has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Domestic Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP.

        SECTION 3.10    ERISA.
                        -----

      No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000 the fair market value of the assets of all such underfunded Plans. Neither any Borrower nor any ERISA Affiliate sponsors any employee welfare benefit plan (as defined in ERISA
Section 3(1) ("Employee Welfare Benefit Plan")) which provides any post-retiree welfare benefits directly or through the purchase of insurance.

        SECTION 3.11    Subsidiaries; Joint Ventures.
                        ----------------------------

      Schedule 3.11 sets forth as of the Effective Date a list of all Subsidiaries, all investments (including Intercompany Debt) in Persons in which the Domestic Borrower or one or more of its Subsidiaries (including Gatton and the Guarantors) own twenty percent (20%) or more of the Equity Interests in such Persons, and all joint ventures and partnerships to which the Domestic Borrower or any Subsidiary is a party, the respective jurisdictions of organization thereof, and the percentages of Equity Interests of the Domestic Borrower and any Subsidiary therein. Except as disclosed on Schedule 3.11, the Domestic Borrower has no Subsidiaries or investments as described above in, or joint ventures or partnerships with, any Person as of the Effective Date.

        SECTION 3.12 Use of Proceeds.
                     ---------------

      The  proceeds  of the Loans  and the  Letters  of  Credit  will be used to refinance existing Indebtedness and for general corporate purposes of one or more of the Borrowers and their respective subsidiaries, all in accordance with the terms and provisions hereof. No Letter of Credit shall have as its beneficiary any employee or be used directly to pay any compensation, indemnification, workers' compensation claim or other direct or indirect remuneration, or any loan or advance to, any employee, officer, or director of the Domestic Borrower or any Subsidiary (including Gatton and the Guarantors).

        SECTION 3.13    Labor Matters.
                        -------------

      There are no material strikes or other material labor disputes or grievances pending or, to the knowledge of the Borrowers, threatened, against the Domestic Borrower or any Subsidiary (including Gatton and the Guarantors).

        SECTION 3.14    Solvency.
                        --------

      After giving effect to the Loans and the Letters of Credit (a) the fair salable value of the assets of the Domestic Borrower and its Subsidiaries, on a consolidated basis, will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities and, to the extent not otherwise included, Securitization Debt) of the Domestic Borrower and its Subsidiaries, on a consolidated basis, as they mature, (b) the assets of the Domestic Borrower and its Subsidiaries, on a consolidated basis, will not constitute unreasonably small capital to carry out their businesses as conducted or as proposed to be conducted, including the capital needs of the Domestic Borrower and its Subsidiaries, on a consolidated basis (taking into account the particular capital requirements of the businesses conducted by such entities and the projected capital requirements and capital availability of such businesses) and (c) the Borrowers and the Guarantors do not intend to, and do not believe that they will, incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its obligations).

        SECTION 3.15    Disclosure.
                        ----------

      The Domestic Borrower has disclosed to the Lenders and the Issuing Bank all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers or the Guarantors to the Administrative Agent and the Issuing Bank or any Lender in connection with the negotiation of this Agreement, the Guaranty of Payment or any of the Collateral Documents, or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers and the Guarantors represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

        SECTION 3.16    Offices.
                        -------

      The principal offices maintained by the Domestic Borrower and each of the Guarantors in the United States are located as set forth on Schedule 3.16.

      SECTION 3.17      Overadvance.
                        -----------

      As of the Effective Date, after giving effect to the Securitization Transactions to occur on such date, the Securitization Receivables (Gross) constituting "Eligible Receivables" (as defined in the Receivables Purchase Agreement) exceeds $135,000,000. Accordingly, the Overadvance is equal to $10,000,000 as of the Effective Date.

      SECTION 3.18      Paying Agency Company.
                        ---------------------

      As of the Effective Date, there exists no Paying Agency Company other than ProcureStaff.

                                  ARTICLE IV
                                  Conditions
                                  ----------

        SECTION 4.01 Effective Date.
                     --------------

      This Agreement shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

      (a) The Administrative Agent (or its counsel) shall have received: (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party, or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement; (ii) from each party thereto either (A) a counterpart of the Guaranty of Payment, the Pledge Agreement and the Security Agreements signed on behalf of each such party, or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of one or more signed signature pages) that each such party has signed a counterpart of each such document; and (iii) the stock certificate(s) and stock power(s) required under the Pledge Agreement.

      (b) The Administrative Agent shall have received a favorable written opinion (addressed to, and reasonably acceptable to, the Administrative Agent, the Issuing Bank and the Lenders and dated the Effective Date) of (i) in-house counsel to the Domestic Borrower and the Guarantors covering certain corporate matters, (ii) Jenkens & Gilchrist Parker Chapin LLP, outside counsel to the Domestic Borrower and the Guarantors, covering such matters relating to the Domestic Borrower and the Guarantors, this Agreement, the Guaranty of Payment, the Collateral Documents and the Transactions as the Lenders and the Issuing Bank shall reasonably request, and (iii) in-house counsel to Gatton covering due authorization, valid execution, enforceability and such other matters relating to Gatton, this Agreement or the Transactions as the Lenders and the Issuing Bank shall reasonably request. The Domestic Borrower, the Guarantors and Gatton (as applicable) hereby request such counsel to deliver such opinions.

      (c) The Administrative Agent shall have received (i) a certificate of the Secretary or an Assistant Secretary of each of the Domestic Borrower, each of the Guarantors and Gatton (as indicated below) certifying (A) that there have been no amendments or other changes to the Domestic Borrower's Certificate of Incorporation or by-laws since August 17, 2000, and (B) that the copies Gatton's and each Guarantor's organizational documents attached to their respective certificates (of the Secretary or Assistant Secretary of each of them) are true, complete and unamended; (ii) (A) a good standing certificate in respect of the Domestic Borrower and each Guarantor from the Secretary of State of their respective jurisdictions of organization (long-form, listing all charter papers on file in his or her office), dated as of a recent date prior to the Effective Date and (B) an equivalent "good standing" confirmation for Gatton; (iii) a certificate as to tax status of the Domestic Borrower from appropriate taxing authorities in its jurisdiction of organization, as of a recent date prior to the Effective Date; (iv) a true copy, certified as of the Effective Date by the Secretary or an Assistant Secretary of each of the Domestic Borrower, each Guarantor and Gatton, of the resolutions of their respective Boards of Directors authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, which shall be satisfactory to the Administrative Agent in form, scope and substance; and (v) certificates signed by the Secretary or an Assistant Secretary of each of the Domestic Borrower, each Guarantor and Gatton, dated as of the Effective Date, as to the incumbency and specimen signatures of the officers of the Domestic Borrower, each Guarantor and Gatton (as applicable) authorized to sign this Agreement and the other Credit Documents and each certificate or other document or instrument to be delivered by the Domestic Borrower, each Guarantor and Gatton pursuant hereto or thereto, and certification by one of such officers of the Domestic Borrower, each Guarantor and Gatton as to the incumbency and specimen signature of such respective Secretary or Assistant Secretary. The Administrative Agent shall also have received (i) certified copies of documents confirming the merger referred to in Section 3.01, (ii) lien searches satisfactory to the Lenders, run against the Domestic Borrower in New York County, New York, Orange County, California, the Secretary of State's Office in New York and the Secretary of State's Office in California, and run against the Collateral Grantor Subsidiaries in the jurisdictions specified by the Administrative Agent, and
(iii) such other good standing certificates, tax status certificates, search reports, shareholders' consents, other documents and other certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Domestic Borrower, the Guarantors and/or Gatton, the authorization of the Transactions and any other legal matters relating to the Domestic Borrower and/or Gatton, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

      (d) The Administrative Agent shall have received and approved (i) the financial statements described in Section 3.04, (ii) a Borrowing Base Certificate dated as of March 31, 2002 (which Certificate shall show a Borrowing Base of not less than the aggregate amount of the Revolving Credit Exposure immediately following the Borrowings made on the Effective Date), and (iii) a certificate dated March 31, 2002 showing the ProcureStaff Quick Ratio as of such date.

      (e) The Administrative Agent (and each Lender requesting the same) shall have received and approved copies (which may be a conformed copies) of all organizational documents pertaining to the SPV and all material documents concerning the Approved Securitization (including any amendment to any of them and any rating letter from Fitch, Moody's or S&P, together with evidence satisfactory to the Administrative Agent that the SPV owns the accounts receivable referred to in Section 3.17 (subject to the Securitization Conduit's undivided percentage ownership interest therein under the Securitization Documents) and that the Approved Securitization has closed.

      (f) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Domestic Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

      (g) The Administrative Agent and each Lender shall have received all fees and other amounts due and payable to them on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses of the Administrative Agent required to be reimbursed or paid by the Borrowers hereunder.

      (h) The Administrative Agent and the Lenders shall have received a letter satisfactory to them, confirming the Borrower's obligations to pay certain fees to the Administrative Agent and the Lenders.

      (i) The Administrative Agent shall have received for the account of each Lender, an "up front" fee equal to the amount of such Lender's Commitment multiplied by 25 basis points.

            (j) (i) The Domestic Borrower shall have paid (A) all principal, interest and fees (including break-funding fees with respect to "Eurodollar Loans" and `Eurocurrency Loans" being prepaid thereunder) accrued to but excluding the Effective Date under the Credit Agreement dated as of September 11, 2001, as amended, among the "Borrowers" and the "Lenders" named therein and The Chase Manhattan Bank (now known as JPMorgan Chase Bank) as "Administrative Agent", or any fee letter referred to therein or related thereto, and (B) any and all LC Disbursements under the said Credit Agreement, as amended; and (ii) all "Commitments" (as defined in the said Credit Agreement) shall be terminated, and such termination shall be confirmed in a writing by the Domestic Borrower, Gatton and JPMorgan Chase Bank in its capacity as "Administrative Agent" under the said Credit Agreement.

The Administrative Agent shall notify the Domestic Borrower, the Issuing Bank, and the Lenders of the Effective Date, and such notice shall be conclusive and binding.



        SECTION 4.02    Each Credit Event.
                        -----------------

      In addition to the other conditions set forth in Article II (including compliance with Borrowing Base limitations), the obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

      (a) The representations and warranties of the Borrowers and the Guarantors set forth in this Agreement, in any amendment to this Agreement and in any other Credit Document shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

      (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by each Borrower and each Guarantor on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.




                                  ARTICLE V
                            Affirmative Covenants
                            ---------------------

      Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, subject to Section 9.17, each of the Domestic Borrower, Gatton and each Guarantor (and, from and after such time as (i) any other Subsidiary Borrower becomes a party hereto pursuant to Section 2.20, such other Subsidiary Borrower, and (ii) any other Subsidiary becoming a Guarantor pursuant to Section 5.10, such other Subsidiary) covenants and agrees with the Lenders, the Issuing Bank, and the Administrative Agent that:

        SECTION 5.01    Financial Statements and Other Information.
                        ------------------------------------------

      The Borrowers and the Guarantors will furnish to the Administrative Agent, the Issuing Bank, and each Lender:

      (a) within 100 days after the end of each fiscal year of the Domestic Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Domestic Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

      (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Domestic Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Domestic Borrower and its consolidated
Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

      (c)  concurrently  with any delivery of financial  statements under clause
(a) or (b) above, a certificate of a Financial  Officer of the Domestic Borrower
(i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.10 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

      (d)  concurrently  with any delivery of financial  statements under clause
(a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

      (e) within 14 calendar days after the end of any calendar month, or (in the case of the Borrowing Base Certificate referred to below in this clause (e)) more frequently if requested by the Administrative Agent in its reasonable discretion, (i) a duly completed Borrowing Base Certificate showing the Borrowing Base (together with a summary by category of all ineligible Accounts Receivable) as of the immediately preceding fiscal (rather than calendar) month end (or such other interim dates as of which such Borrowing Base Certificate is delivered), (ii) an aging report with respect to all Accounts Receivable, in the form of Exhibit C hereto, providing an aging summary for each division or business segment in which a Collateral Grantor Subsidiary is situated; and (iii) a statement (in substantially the form of Exhibit D hereto) signed by a Financial Officer setting forth the calculation of the ProcureStaff Quick Ratio as of the end of such fiscal (rather than calendar) month;

      (f) promptly after Fitch, Moody's or S&P shall have announced a change in the rating of the Index Debt, written notice of such rating change;

      (g) (if available through the use of reasonable and customary means to obtain the same) as soon as practicable after a request from the Administrative Agent therefor, a new rating letter from Fitch, Moody's or S&P with respect to the Domestic Borrower's Index Debt;

      (h) as soon as practicable after the Effective Date, a new rating letter from Fitch, Moody's or S&P with respect to the credit facility established under this Agreement and the other Credit Documents;

      (i) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Domestic Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Domestic Borrower to its shareholders generally, as the case may be;

      (j) concurrently with the information furnished under clause (a) and clause (b) above, a list of all Subsidiaries and the aggregate principal amount of any Intercompany Debt owed by each of them;

      (k) not later than 60 days after the end of each fiscal quarter, a summary aging report (in the form of Exhibit C), together with a specific listing and aging of each Account Receivable of $10,000 or more;

      (l) as soon as practicable after a good faith request therefor from the Administrative Agent, Accounts Receivable agings and related information whether or not of the type set forth in foregoing clauses (e)(ii) and (k).

      (m) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Domestic Borrower, Gatton, any Guarantor or any other Subsidiary (including the
SPV), or any matter pertaining to the Approved Securitization or any Subsidiary Originator, or compliance with the terms of this Agreement or any other Credit Document, as the Administrative Agent or any Lender may reasonably request.

        SECTION 5.02    Notices of Certain Events.
                        --------------------------

      The Borrowers and the Guarantors will furnish to the Administrative Agent, the Issuing Bank, and each Lender prompt written notice of the following:

      (a)   the occurrence of any Default;

      (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Domestic Borrower, Gatton, any Guarantor or any Affiliate of a Borrower (including the SPV or any Subsidiary Originator) that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

      (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Domestic Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000;

      (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

      (e) the formation or acquisition of any Material Subsidiary or any Paying Agency Company, or the acquisition of any material assets or business;

      (f) the incurrence by any Subsidiary which is not a Guarantor of Intercompany Debt totaling $5,000,000 or more in the aggregate, excluding the Securitization Transactions;

      (g) a Subsidiary, acquired or organized after the Effective Date under the laws of the United States or any State or other political subdivision thereof, achieving total assets with a fair market value (without deduction for any Liens) of $5,000,000 or more;

      (h) the occurrence of any "Potential Termination Event" or "Termination Event" under (and as defined in) any Securitization Document, whether or not resulting in a servicing transfer or the cessation of reinvestments by the Securitization Conduit;

      (i) receipt by the Domestic Borrower, the SPV or any other Subsidiary of any notice pursuant to Section 10.02 (a) of the Receivables Purchase Agreement, or any notice pertaining to any expiration or termination of any "Liquidity Agreement" or "Program Support Agreement", as those terms are defined in the Receivables Purchase Agreement; or

      (j) the giving of any notice under Section 8.1 of the Receivables Sale Agreement.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Domestic Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.03   Existence; Conduct of Business.
                        ------------------------------

      Each Borrower and each Guarantor will, and will cause each of its subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

        SECTION 5.04    Payment of Obligations.
                        ----------------------

      Each Borrower and each Guarantor will, and will cause each of its subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower, such Guarantor or such subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect, and (d) the same shall be paid or discharged or fully and adequately bonded before it might become a lien or charge upon any material property or asset of any Borrower, any Guarantor or any such subsidiary.

        SECTION 5.05    Maintenance of Properties; Insurance.
                        ------------------------------------

      Each Borrower and each Guarantor will, and will cause each of its subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted. Each Borrower and each Guarantor shall, and shall cause each of its subsidiaries to, keep its properties (including, without limitation, fixed assets) adequately insured at all times in the same manner and to the same extent, and carry such other insurance (with insurance companies rated no lower than "A" by A.M. Best & Co., Inc., or otherwise approved by the Administrative Agent) including, without limitation, business interruption insurance, insurance against fire, public liability insurance, and insurance against lack of fidelity by employees, against such risks and in such amounts, and having such deductible amounts as are customary, with companies in the same or similar businesses operating in the same or similar locations, and which is no less than is required by law.

        SECTION 5.06    Books and Records; Inspection Rights.
                        ------------------------------------

      Each Borrower and each Guarantor will, and will cause each of its subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Borrower and each Guarantor will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent, the Issuing Bank, or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

        SECTION 5.07    Compliance with Laws.
                        --------------------

      Each Borrower and each Guarantor will, and will cause each of its subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

        SECTION 5.08    Use of Proceeds and Letters of Credit.
                        -------------------------------------

      The proceeds of the Loans, and the Letters of Credit, will be used only for the purposes set forth in Section 3.12. No part of the proceeds of any Loan or of any drawing under any Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

        SECTION 5.09    Further Assurances.
                        ------------------

      Each Borrower and each Guarantor shall, and shall cause each of its subsidiaries to, execute any and all further documents, agreements, and instruments, and take all further actions, that the Administrative Agent, the Issuing Bank, or any Lender shall reasonably request in order to effectuate the transactions contemplated by this Agreement and the other Credit Documents, including such further documents, agreements, instruments and actions to grant, preserve, protect and perfect the rights of the Lenders, the Issuing Bank and the Administrative Agent purported to be created hereunder (including Liens in any cash collateral deposited hereunder), and under the other Credit Documents.

        SECTION 5.10    Additional Guarantors.
                        ---------------------

      (a) If, after the Effective Date, (i) any additional Subsidiary organized under the laws of the United States or any State or other political subdivision thereof is formed or acquired, which new domestic Subsidiary shall at any time either (x) have total assets with a fair market value of $5,000,000 or more, or
(y) be required to become a Collateral Grantor Subsidiary as set forth below in this paragraph (a), or (ii) any Subsidiary (now existing or hereafter formed or acquired, and irrespective of the amount of its total assets) shall become indebted in an aggregate principal amount of $5,000,000 or more on account of Intercompany Debt, the Domestic Borrower will (A) so notify the Administrative Agent, and (B) cause each such Subsidiary to become a "Guarantor" under the Guaranty of Payment, jointly and severally with all the other Guarantors, by joining in this Agreement and the Guaranty of Payment pursuant to documentation reasonably satisfactory to the Administrative Agent, within 10 Business Days (1) in the case of clause (i), after such Subsidiary first achieves such $5,000,000 total asset value or shall first be required to become a Collateral Grantor Subsidiary as applicable; or (2) in the case of clause (ii), after such Intercompany Debt has reached the said $5,000,000 threshold or such requirement to become a guarantor has taken effect, as applicable; provided, however, that the Uruguayan Subsidiary known as Tainol, S.A. shall not be required to become a Guarantor pursuant to foregoing clause (ii) unless the aggregate principal amount of its Intercompany Debt shall exceed $12,500,000. In addition, if any Subsidiary of the type described in clause (i) above (including subclause (x) thereof) shall be (or would, in the good faith judgment of the Administrative Agent, ordinarily be) included within the Domestic Borrower's telephone directory segment, computer systems segment or telecommunications services segment, but is not then a Collateral Grantor Subsidiary, the Domestic Borrower shall simultaneously with such Subsidiary's becoming a "Guarantor" hereunder, cause such Subsidiary to become a Collateral Grantor Subsidiary by joining in the Subsidiary Security Agreement pursuant to documentation satisfactory to the Administrative Agent in its reasonable discretion.

      (b) Foregoing paragraph (a) shall not apply in the case of the SPV, any Subsidiary Originator or any Subsidiary Originator Holding Company; provided however, in the event that (i) the Approved Securitization shall expire, terminate or otherwise cease to be in effect, or (ii) accounts receivable from
(x) such Subsidiary Originator or (y) any other Subsidiary in the staffing solutions business shall cease to be sold, contributed or otherwise transferred into the SPV (pursuant to Section 5.11, or otherwise), then the Domestic Borrower shall (within 10 Business Days after the date that the events in items
(i) or (ii) above first occur) cause each Subsidiary Originator and each Subsidiary Originator Holding Company that the Administrative Agent may specify to become a "Guarantor" hereunder and under the Guaranty of Payment pursuant to documentation reasonably satisfactory to the Administrative Agent.

      SECTION 5.11      The Approved Securitization.
                        ---------------------------

      The Domestic Borrower, in its sole discretion, shall be entitled to continue or discontinue the Approved Securitization except to the extent that it is required to discontinue the same pursuant to this Section 5.11. The Domestic Borrower shall be required to cause the discontinuation of the Approved Securitization immediately upon the first to occur of: (x) the termination of the Securitization Conduit's obligation under the Securitization Documents to continue to make reinvestments in the Approved Securitization; or (y) notice from the Administrative Agent upon the occurrence of an Event of Default (which has not been cured or waived as of the date of such notice) to cause such discontinuation (but only to the extent discontinuation is then permitted under the Securitization Documents; otherwise, discontinuation shall occur as promptly thereafter as is permitted thereunder). Prior to the discontinuation of the Approved Securitization, the Domestic Borrower shall cause all or substantially all of the accounts receivable originated from the staffing solutions business of the Domestic Borrower and its Subsidiaries to be sold, conveyed or otherwise transferred (directly, or indirectly through the Domestic Borrower) to the SPV as part of the Approved Securitization. It is understood and agreed that "discontinuation" of the Approved Securitization, as referenced in this Agreement, shall include within its meaning the termination of the obligation of the Securitization Conduit to purchase the "Participation Interest" or make "Reinvestments" (as those terms are defined in the Receivables Purchase Agreement), but shall not preclude the liquidation contemplated therein.

      SECTION 5.12      Collateral Grantor Subsidiaries.
                        --------------------------------

      The Domestic Borrower shall maintain (or cause each Collateral Grantor Subsidiary to maintain) either (i) a separate bank account wherein the proceeds of such Collateral Grantor Subsidiary's Accounts Receivable are deposited, or
(ii) records pertaining to a commingled account of the Domestic Borrower plainly identifying all monies belonging to each Collateral Grantor Subsidiary.


                                  ARTICLE VI
                              Negative Covenants
                              ------------------

      Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, subject to Section 9.17, the Domestic Borrower, Gatton and each of the Guarantors (and, from and after such time as (i) another Subsidiary Borrower becomes a party hereto pursuant to Section 2.20, such other Subsidiary Borrower, and (ii) any other Subsidiary becomes a Guarantor pursuant to Section 5.10, such other Subsidiary) covenants and agrees with the Lenders, the Issuing Bank, and the Administrative Agent that:

        SECTION 6.01    Indebtedness.
                        ------------

      The Domestic Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

      (a) Indebtedness created hereunder, under the Guaranty of Payment or under any other Credit Document;

      (b) Securitization Debt and other Securitization Transactions (to the extent the same constitutes Indebtedness); provided however, the maximum amount of Securitization Debt permitted under this clause (b) shall not exceed $100,000,000 in the aggregate at any one time outstanding;

      (c) advances from customers received in the ordinary course of business;

      (d) performance guaranties, trade guaranties, and bid guaranties of the performance of contractual obligations of wholly owned Subsidiaries of the Domestic Borrower; provided that such guaranties and contractual obligations arise in the ordinary course of business and that such contractual obligations are not on account of Debt for Borrowed Money;

      (e) other Indebtedness of the Domestic Borrower and the Subsidiaries constituting Intercompany Debt, in any amount subject to compliance with Section 5.10;

      (f) other Indebtedness existing on the Effective Date (and set forth in Schedule 6.01(f)), of the Domestic Borrower and of the Subsidiaries to one or more other Persons (and including unused amounts under such credit facilities), and any and all extensions, renewals or replacements of any such Indebtedness, provided that the aggregate principal amount thereof (whether used or unused) is not increased;

      (g)  Guarantees  by  the  Domestic   Borrower  of   Indebtedness   of  the
Subsidiaries, except to the extent such (Subsidiary) Indebtedness otherwise would be prohibited under this Agreement;

      (h) other Indebtedness of the Domestic Borrower, excluding Debt for Borrowed Money; and

      (i) other Indebtedness of the Domestic Borrower and the Subsidiaries not exceeding an aggregate principal amount of $5,000,000 at any time

      SECTION 6.02      Liens; Certain Asset Sales.
                        --------------------------

      The Domestic Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

      (a)   any Lien securing the  Indebtedness  permitted under clause (a) of
Section 6.01;

      (b)   Permitted Encumbrances;

      (c) any Lien on any property or asset of the Domestic Borrower or any Subsidiary existing on the Effective Date and set forth in Schedule 6.02; provided that (i) such Lien shall not encumber or apply to any other property or asset of the Domestic Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on said date;

      (d) Liens securing Subsidiary Indebtedness permitted under clause (f) of Section 6.01; and

      (e) (i) subject to Section 5.11, sales, conveyances and other transfers of accounts receivable and Receivable Related Assets (or of undivided percentage ownership interests therein) originated from the staffing solutions business of the Domestic Borrower and the Subsidiary Originators to the extent constituting Securitization Transactions; and (ii) sales, conveyances and other transfers of accounts receivables from the Domestic Borrower to a Guarantor that is not then a Subsidiary Originator, from any Guarantor that is not a Collateral Grantor Subsidiary to the Domestic Borrower, from a Subsidiary Originator to the Domestic

Borrower or a Guarantor or another Subsidiary Originator, or from a Collateral Grantor Subsidiary to another Collateral Grantor Subsidiary, or as otherwise permitted in the following proviso; provided that Accounts Receivable may only be sold, conveyed or transferred into or among Collateral Grantor Subsidiaries or to another Subsidiary of the Domestic Borrower in connection with such Subsidiary becoming a Collateral Grantor Subsidiary.


        SECTION 6.03 Fundamental Changes.

      (a) The Domestic Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Domestic Borrower in a transaction in which the Domestic Borrower is the surviving corporation, (ii) any Subsidiary (other than a Subsidiary Borrower) may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary (provided that the Domestic Borrower's proportionate interest in the assets and business of the merged Subsidiary has not diminished), (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Domestic Borrower or to another Subsidiary (provided that the Domestic Borrower's proportionate interest in the assets sold, transferred, leased, or disposed of has not diminished), and (iv) any Subsidiary (other than a Subsidiary Borrower) may liquidate or dissolve if the Domestic Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Domestic Borrower and is not materially disadvantageous to the Lenders; provided, however, that if any assets (constituting Collateral) of any of the Collateral Grantor Subsidiaries will be sold, assigned, transferred or otherwise disposed of in any way by virtue of any of the actions otherwise permitted under any of the foregoing clauses (i) through (iv), the parties to such merger or other such action shall notify the Administrative Agent and shall take all steps reasonably required by the Administrative Agent to preserve the Collateral Agent's first priority perfected security interest in all such Collateral, prior to consummation of such action.

      (b) The Domestic Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease (as lessor) or otherwise dispose of (in one transaction or in any series of transactions) Equity Interests in any Subsidiary (whether owned on the Effective Date or thereafter acquired), or other assets of any kind, except for the following:

               (i)  sales of inventory in the ordinary course of business;

               (ii) sales,   conveyances   and  other   transfers   of  accounts
                    receivable permitted under Section 6.02(e);

               (iii)transactions   permitted   under   subsection  (a)  of  this
                    Section;

               (iv) sales of obsolete  equipment  and other fixed assets sold in the normal course of business, provided that the net proceeds thereof are applied to the acquisition by the Domestic Borrower or a Subsidiary of operating assets used in the normal course of their business within 180 days from the date thereof (or, if such proceeds are received less than 180 days before the Maturity Date, provided that the
                    Domestic   Borrower  can   demonstrate
                    to the reasonable satisfaction of the Administrative Agent that same will be so applied within such 180 day period);

               (v)  the sale of the Thousand Oaks Building; and

               (vi) other  sales,  conveyances  and  other  transfers  of Equity
                    Interests and assets of any kind, subject to an aggregate limit on the value of all such transfers under this clause
                    (vi) of $25,000,000 during the 12-month period beginning on the Effective Date or on any anniversary thereof.

Without limiting the foregoing, except as set forth above, neither the Domestic Borrower nor any Subsidiary shall sell, assign, discount or otherwise dispose of notes, accounts receivable or other rights to receive payment, with or without recourse, except for collections and credits in the ordinary course of business.

      (c) The Domestic Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by the Domestic Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto except to an extent not material to the Domestic Borrower and its Subsidiaries taken as a whole.

      (d) The preceding paragraphs of this Section 6.03 shall not limit the Securitization Transactions.


        SECTION 6.04    Investments,   Loans,   Advances,   Guarantees   and
                        ------------------------------------------------------
Acquisitions.
------------

      The Domestic Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

      (a)   Permitted Investments;

      (b) investments by the Domestic Borrower and the Subsidiaries existing on the Effective Date in Equity Interests in their respective subsidiaries;

      (c) loans or advances to employees not exceeding $1,000,000 in the aggregate at any one time outstanding;

      (d)   Guarantees constituting Indebtedness permitted by Section 6.01;

      (e)   a   transaction   permitted   under  Section   6.03(a),   and  the
Securitization Transactions;

      (f) other acquisitions and investments in joint ventures not exceeding, in the aggregate (for all such acquisitions and investments by the Domestic Borrower and all Subsidiaries) $5,000,000 in fiscal year 2002, or $10,000,000 in fiscal year 2003;

      (g)   Intercompany Debt, subject to compliance with Section 5.10; and

      (h) loans or advances by a Subsidiary to the Domestic Borrower , provided the resulting Indebtedness has no priority in right of payment over any Indebtedness hereunder or under any Designated Swap Agreement.

        SECTION 6.05    Swap Agreements.
                        ---------------

      The Domestic Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, other than (a) Swap Agreements entered into to hedge or mitigate risks to which the Domestic Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Domestic Borrower or any of the Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Domestic Borrower or any Subsidiary; provided, however, that the maximum aggregate exposure of the Domestic Borrower and the Subsidiaries under any and all Swap Agreements (giving effect to any netting agreements) may not exceed $5,000,000 at any one time outstanding.

        SECTION 6.06    Restricted Payments.
                        -------------------

      The  Domestic   Borrower  will  not,  and  will  not  permit  any  of  the
Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that: (a) Subsidiaries may declare and pay dividends and make distributions ratably with respect to their Equity Interests; (b) if at the time thereof and after giving effect thereto no Default shall have occurred and be continuing, (i) the Domestic Borrower may declare and pay dividends with respect to its capital stock (subject to the limitation below), (ii) the Domestic Borrower may purchase, redeem, retire, acquire, cancel or terminate any shares of its capital stock or any option, warrant or other right to acquire any such shares, and (iii) the Domestic Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Domestic Borrower and the Subsidiaries; and (c) the Securitization Transactions shall be permitted. Notwithstanding anything in the foregoing sentence to the contrary, the Domestic Borrower shall not in any fiscal year make payment of any dividend (other than a stock dividend) or any other payment in respect of its capital stock which would cause the total of all such payments in such fiscal year to exceed 25% of its Consolidated Net Income for the prior fiscal year.

        SECTION 6.07    Transactions with Affiliates.
                        ----------------------------

      The Domestic Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Domestic Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Domestic Borrower and its wholly owned Subsidiaries (including Securitization Transactions) not involving any other Affiliate, (c) any
Restricted Payment permitted by Section 6.06, and (d) existing employment agreements with William Shaw or Jerome Shaw (or replacement of employment agreements with such individuals on terms not materially less favorable to the Domestic Borrower or its Subsidiaries); provided, however, that none of the exceptions contemplated by clauses (a) through (d) will apply to any conveyance, sale or transfer of accounts receivable or other assets prohibited under any other provision of this Agreement, including any other Section of this Article VI.

        SECTION 6.08    Restrictive Agreements.
                        ----------------------

      The Domestic Borrower will not, and will not permit any of its Subsidiaries (other than the SPV) to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary (other than SPV) to pay dividends or other distributions with respect to any Equity Interests, or to make or repay loans or advances to the Domestic Borrower or any other Subsidiary or to Guarantee Indebtedness of the Domestic Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or any other Credit Document or as contemplated by the Securitization Documents (with respect to the loans or advances and the Guaranteeing of Indebtedness, as aforesaid), (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), and (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

        SECTION 6.09    Priority of Obligations.
                        -----------------------

      The Borrowers and the Guarantors will not permit or suffer any present or future unsecured Indebtedness of any of the Borrowers or any of the Guarantors to have any priority in right of payment that is superior in any respect to the Indebtedness of the Borrowers hereunder or the Guarantors under the Guaranty of Payment.

        SECTION 6.10    Certain Financial Covenants.
                        ---------------------------

      (a) The Domestic Borrower will not permit or suffer Consolidated Tangible Net Worth at any time to be less than $220,000,000.

      (b) The Domestic Borrower will not permit or suffer the ratio of (i) EBIT for the period of four consecutive fiscal quarters of the Domestic Borrower ending on such date, to (ii) Interest Expense, to be less than or equal to 1.0 to 1.0 as of the last day of the Domestic Borrower's fiscal quarter ending
November 3, 2002 (the final quarter of its 2002 fiscal year), or less than or equal to 1.25 to 1.0 as of the last day of any fiscal quarter thereafter.

      (c) The Domestic Borrower will not permit or suffer the Adjusted Quick Ratio, as of the last day of any fiscal quarter of the Domestic Borrower, to be less than 1.10 to 1.0.

      (d) The Domestic Borrower will not permit or suffer the ProcureStaff Quick Ratio to be more than 1.0 to 1.0 at any time.

      (e) The Domestic Borrower will not permit or suffer the ratio of Debt to Capitalization to exceed .40 to 1.0 at any time.

      (f) The Domestic Borrower will not permit or suffer any net loss (excluding non-operating items) in either the third or the fourth quarter of the 2002 fiscal year.

Notwithstanding anything in the definition of the term Securitization Debt to the contrary, the Domestic Borrower may, for purposes of calculation of and compliance with the foregoing, treat Securitization Debt as having the same meaning as the term "Net Investment" under the Receivables Purchase Agreement.

        SECTION 6.11    Accounting, Fiscal Year.
                        -----------------------

      The Domestic Borrower will not change the accounting policies of the Domestic Borrower or any Subsidiary in any way that could have a material effect on the presentation of financial reports, or change the fiscal year of the Domestic Borrower or any Subsidiary from that in effect on the Effective Date except that the Domestic Borrower may change its fiscal year once if (i) in connection with such change the Domestic Borrower provides the Administrative Agent, each Lender, and the Issuing Bank with restated financial statements and compliance certificates (including reasonably detailed computations showing compliance with the financial covenants contained in Section 6.10) all in form, scope and substance acceptable to the Administrative Agent, in its sole discretion, which restated financial statements shall present information as if such change in fiscal year had been made one calendar year earlier, and (ii) no Default exists or would exist after giving effect to such change and restatement. By way of illustration, if commencing January 1, 2003 there is no Default and the Domestic Borrower changes its fiscal year to the calendar year, then the Domestic Borrower must provide restated financial statements and compliance certificates for calendar year 2002 as if such calendar year had been the Domestic Borrower's fiscal year, and there shall not result any Default under such restated 2002 calendar year financial statements or under the current calendar year financial statements. Notwithstanding the foregoing, accounting policies may change to accord with a change in GAAP; provided further, that in the event of any such change, all financial reports required hereunder that are thereby affected shall thereafter be presented in two formats, one of which shall reflect such change and the other of which shall reflect the original accounting policy, the covenants contained in Sections 6.10 continuing to be calculated on the basis of such original accounting policy.

        SECTION 6.12    Capital Expenditures.
                        --------------------
      The Domestic Borrower will not permit the Domestic Borrower and the Subsidiaries to incur an aggregate of more than $25,000,000 in Capital Expenditures in fiscal year 2002, or more than $30,000,000 in fiscal year 2003.


      SECTION 6.13      Approved Securitization.
                        -----------------------

      The Domestic Borrower will not, and will not permit the SPV or any other Subsidiary to: (a) provide any credit enhancement to the Approved Securitization (other than the Standard Securitization Undertakings as contemplated by the Securitization Documents as in effect on the Effective Date); or (b) make or effect any amendment to the Approved Securitization, without the express written consent of the Required Lenders, that would or could reasonably be expected to
(i) amend any credit enhancement provisions expressly described in the Securitization Documents as in effect on the Effective Date (including, without limitation, any provisions regarding overcollaterization through accounts receivable and any changes to the term "Credit Enhancement Floor"), (ii) entail any increase (above the initial $100,000,000 maximum principal amount) in the maximum aggregate amount of Securitization Debt owed by the SPV pursuant to the Approved Securitization, (iii) amend the purchase price to be paid by the SPV to the Domestic Borrower for any Securitization Assets, (iv) include within the Approved Securitization any accounts receivable (whether or not pledged pursuant to the Credit Documents) other than those arising under the staffing solutions business of the Domestic Borrower and its Subsidiaries, (v) in any way materially adversely impact (x) any of the rights or remedies of the Lenders, the Administrative Agent or the Collateral Agent under this Agreement or any other Credit Documents or any Designated Swap Agreement or (y) the value of the Collateral, or (vi) otherwise result in a Default or Event of Default. In addition, the Domestic Borrower will not and will not permit the SPV to make or enter into any writing or agreement of any kind (i) of the type contemplated by the first sentence of Section 8.2 of the Receivables Sale Agreement, or (ii) which amends or has the effect of varying the terms of Section 1.2, or Section 8.2 of the Receivables Sale Agreement, or Section 10.02(a) of the Receivables Purchase Agreement, as such Sections read on the Effective Date, or the definition of "Expiration Date" in the Receivables Purchase Agreement (as the same reads on the Effective Date).



                                 ARTICLE VII
                              Events of Default
                              -----------------

      If any of the following events ("Events of Default") shall occur:

      (a)(i) a Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement, or (ii) a Guarantor shall fail to make any payment under the Guaranty of Payment, in any such case when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or

      (b) a Borrower shall fail to pay any interest on any Loan or fail to pay any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, in any such case within two Business Days after the same shall become due and payable; or

      (c) any representation or warranty made or deemed made by or on behalf of a Borrower or any Subsidiary (whether or not a Guarantor) in or in connection with this Agreement, or any other Credit Document, or any amendment or modification hereof or thereof, or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, or any other Credit Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made; or

      (d) a Borrower or a Guarantor shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrowers' and the Guarantors' existence), 5.08, 5.10, 5.11 or 5.12, or in Article VI; or

      (e) a Borrower or a Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure, if capable of being remedied, shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Domestic Borrower (which notice will be given at the request of any Lender or the Issuing Bank); or

      (f) (i) a default shall occur with respect to any Indebtedness of a Borrower or any Subsidiary (whether or not a Guarantor) of $1,000,000 or more in principal amount and such Indebtedness shall actually be accelerated by reason thereof, or (ii) a Borrower or any Subsidiary (whether or not a Guarantor) shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable; or

      (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or

      (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Borrower, a Guarantor or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Borrower, a Guarantor or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

      (i) a Borrower, a Guarantor or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Borrower, a Guarantor or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

      (j) a Borrower, a Guarantor or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due; or

      (k) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against a Borrower, a Guarantor, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of a Borrower, a Guarantor or any Subsidiary to enforce any such judgment(s) for the payment of money in an aggregate amount in excess of $1,000,000; or

      (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, alone or when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Domestic Borrower and its Subsidiaries in an aggregate amount exceeding (i) $500,000 in any year or (ii) $1,000,000 for all periods; or

      (m)   a Change in Control shall occur; or

      (n) any Credit Document shall cease to be, or it shall be asserted by or on behalf of a Borrower, a Guarantor or any successor to any of them that any Credit Document is not, in full force and effect and enforceable in accordance with its terms; or

      (o) (i) an event of default shall occur under paragraph 8 of the Guaranty of Payment; or (ii) a Collateral Grantor Subsidiary (A) shall default under any provision of Section 8, 9 or 12 of the Subsidiary Security Agreement, or (B) shall be in default for a period of ten (10) days or more under any provision of any other Section of the Subsidiary Security Agreement other than a default under such another Section as to which clause (c) of this Article VII applies; or (iii) the Domestic Borrower (A) shall default under any provision of Section 8, 9 or 12 of the Volt Security Agreement, or (B) shall be in default for ten
(10) days or more under any provision of any other Section of the Volt Security Agreement other than a default under such another Section as to which clause (c) of this Article VII applies, or (C) shall be in default under any provision of
Section 6 or 7 of the Pledge Agreement, or (D) shall be in default for ten (10) days or more under any provision of any other Section of the Pledge Agreement other than a default under such another Section as to which clause (c) of this
Article VII applies; or

      (p) (i) the occurrence and continuation of any "Termination Event" set forth in any of clauses (a), (b), (c), (e), (f) or (j) of Section 10.01 of the Receivables Purchase Agreement, or (ii) the termination of the Receivables Purchase Agreement or of the Securitization Conduit's obligation to purchase the "Participation Interest" and to make "Reinvestments" (as those terms are defined in the Receivables Purchase Agreement), in either case on the "Expiration Date" as defined therein;

then, and in every such event (other than an event with respect to a Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers and the Guarantors, take one or more of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers and the Guarantors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and the Guarantors, (iii) require cash collateral as contemplated by Section 2.06(j), and (iv) enforce any or all of the Lenders' and/or the Administrative Agent's rights under the Guaranty of Payment and/or the Collateral Agent's rights under any or all of the Collateral Documents and/or the UCC; and in case of any event with respect to a Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers and the Guarantors accrued hereunder, shall automatically become due and payable and the obligation to provide cash collateral as aforesaid shall automatically arise, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and the Guarantors.




                                 ARTICLE VIII
                          The Administrative Agent
                          ------------------------

      (a) Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

      (b) Any bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

      (c) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Issuing Bank or by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers, the Guarantors or any of the Subsidiaries that is communicated to or obtained by any bank serving as Administrative Agent or any of its respective Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by a Borrower, a Guarantor or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, the Guaranty of Payment or any other Credit Document, (ii) the contents of any consent, certificate, report or other document delivered hereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the Guaranty of Payment or any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.


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

      (d) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers and/or the Guarantors), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (it being understood that this provision shall not release the Administrative Agent from performing any action with respect to the Borrowers and/or the Guarantors expressly required to be performed by it pursuant to the terms hereof) under this Agreement. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

      (e) The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      (f) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank, the Borrowers and the Guarantors. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor to the Administrative Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring
Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed among the Borrowers and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in


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

respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

      (g) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or the Issuing Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or the Issuing Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.



                                  ARTICLE IX
                                Miscellaneous
                                -------------

        SECTION 9.01    Notices.
                        -------

      (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

      (i) if to a Borrower or a Guarantor, to such Borrower or Guarantor c/o Volt Information Sciences, Inc., 560 Lexington Avenue, 15th Floor, New York, New York 10022, Attention of James J. Groberg, Senior Vice President and Chief Financial Officer (Telecopy No. (212) 704-2417), with a copy to Volt Information Sciences, Inc., 560 Lexington Avenue, 15th Floor, New York, New York 10022, Attention of Howard B. Weinreich, General Counsel (Telecopy No. (212) 704-2417);

      (ii) if to the Administrative Agent, to JPMorgan Chase Bank, Agent Bank Services Group, One Chase Manhattan Plaza, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to JPMorgan Chase Bank, 1166 Avenue of the Americas, New York 10036, Attention of Cynthia Lash (Telecopy No. (212) 899-2908);

      (iii) if to the Issuing Bank, to it at JPMorgan Chase Bank, 1166 Avenue of the Americas, New York, New York 10036, Attention of Cynthia Lash (Telecopy No.
(212) 899-2908);

      (iv) if to the Swingline Lender, to it at JPMorgan Chase Bank, 1166 Avenue of the Americas, New York, New York 10036, Attention of Cynthia Lash (Telecopy No. (212) 899-2908); and

      (v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

      (b) Notices and communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless


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

otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent, each Borrower, and each Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

      (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

        SECTION 9.02    Waivers; Amendments.
                        -------------------

      (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by a Borrower or a Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

      (b) Neither this Agreement nor any provision hereof, nor any other Credit Document or any provision thereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the applicable Borrowers and the Guarantors that are party hereto or thereto, as the case may be, and the Required Lenders, or by such applicable Borrowers and Guarantors and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement (including any mandatory prepayment under Section 2.10(f)), or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,
(iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) effect any release or discharge of any Collateral, Guarantor or Subsidiary Borrower reasonably determined by the Required Lenders to be material, without the prior written consent of each Lender, or (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or


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

otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be. Nothwithstanding the foregoing, the requirements of Section 9.16 (and any provision of this Agreement or any other Credit Document which expressly governs waivers, amendments or modifications of such provisions) shall control with respect to any matter expressly covered thereby.

        SECTION 9.03    Expenses; Indemnity; Damage Waiver.
                        ----------------------------------

      (a) The Borrowers and the Guarantors shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the
Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Credit Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all costs, expenses, taxes, assessments and other charges incurred on connection with any filing, registration, recording or perfection of any security interest contemplated by any Collateral Document or any other document referred to therein. The Domestic Borrower will pay the cost of the Initial Field Exam, promptly after it is billed therefor.

      (b) The Borrowers and the Guarantors shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties thereto or hereto of their respective obligations thereunder or hereunder or the consummation of the Transactions or any other transactions contemplated thereby or hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Borrower, a Guarantor or any Subsidiary, or any Environmental Liability related in any way to a Borrower, a Guarantor or any Subsidiary, or
(iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be


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

available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

      (c) To the extent that a Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

      (d) To the extent permitted by applicable law, no party hereto shall assert against any other party hereto, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

      (e) All amounts due under this Section shall be payable not later than ten days after written demand therefor.


         SECTION  9.04  Successors  and  Assigns.
                        ------------------------

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Borrower or Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower or Guarantor without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                  (A) the Domestic Borrower, provided that no consent of the Domestic Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

                  (B) the Administrative  Agent, provided that no consent of the

      Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

            (ii) Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Domestic Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Domestic Borrower shall be required if an Event of Default has occurred and is continuing;

                  (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

                  (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

                  (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

                  (E) in the case of an assignment to a CLO, the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such CLO.

            For the purposes of this Section 9.04(b), the terms "Approved Fund" and "CLO" have the following meanings:


            "Approved Fund" means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

            (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

            (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Guarantors, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Guarantors, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (c)(i) Any Lender may, without the consent of any Borrower, or Guarantor, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Guarantors, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers and the Guarantors agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment


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

pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

            (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Domestic Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 2.17(e) as though it were a Lender.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.



        SECTION 9.05    Survival.
                        --------

      All covenants, agreements, representations and warranties made by the Borrowers and the Guarantors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the Guaranty of Payment, and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

        SECTION 9.06    Counterparts; Integration; Effectiveness.
                        ----------------------------------------

      This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

        SECTION 9.07    Severability.
                        ------------

      Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        SECTION 9.08    Right of Setoff.
                        ---------------

      If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, the Issuing Bank, or Affiliate to or for the credit or the account of any Borrower or any Guarantor against any of and all the obligations of such Borrower or Guarantor now or hereafter existing under this Agreement or the Guaranty of Payment held by such Lender, or by the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender and of the Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Issuing Bank may have.

        SECTION 9.09    Governing  Law;  Jurisdiction;  Consent to Service of
                        ------------------------------------------------------
Process; Judgment Currency .
---------------------------

      (a) This Agreement is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of New York, and shall be in all respects governed, construed, applied and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles of New York State law other than ss. 5-1401 of the New York General Obligations Law.

      (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto or its properties in the courts of any jurisdiction.


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

      (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Gatton and the Guarantors hereby irrevocably and unconditionally designate the Domestic Borrower located at its address set forth in Section 9.01, as agent of Gatton and each Guarantor to receive for and on behalf of Gatton and each Guarantor, service of process in any legal action or proceeding arising out of or relating to this Agreement. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to Gatton or any such Guarantor as applicable at its address set forth in Section 9.01, but the failure of Gatton or such Guarantor to receive such copy shall not affect in any way the service of such process.

      (e) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so under applicable law, that the rate of exchange used shall be the spot rate at which in accordance with normal banking procedures the first currency could be purchased in New York City with such other currency by the Person obtaining such judgment on the Business Day preceding that on which final judgment is given. The parties agree, to the fullest extent that they may effectively do so under applicable law, that the obligations of each Borrower to make payments in any currency of the principal of and interest on the Loans and any other amounts due from such Borrower hereunder to the Administrative Agent as provided in Section 2.18: (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with Section 9.09(e)), in any currency other than the relevant currency, except to the extent that such tender or recovery shall result in the actual receipt by the Administrative Agent at its relevant office as provided in Section 2.18 on behalf of the Lenders of the full amount of the relevant currency expressed to be payable in respect of the principal of and interest on the Loans and all other amounts due hereunder (it being assumed for purposes of this clause (i) that the Administrative Agent will convert any amount tendered or recovered);
(ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the relevant currency the amount, if any, by which such actual receipt shall fall short of the full amount of the relevant currency so expressed to be payable; and (iii) shall not be affected by an unrelated judgment being obtained for any other sum due under this Agreement.

        SECTION 9.10    WAIVER OF JURY TRIAL.
                        --------------------

      EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF


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

LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        SECTION 9.11    Headings.
                        --------

      Article and Section (and subsection) headings and the Table of Contents used herein are for convenience of reference only, are not part of this
Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

        SECTION 9.12    Confidentiality.
                        ---------------

      Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, (i) to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Domestic Borrower and its obligations, (g) with the consent of any Borrower or Guarantor or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than a Borrower or a Guarantor. For the purposes of this Section, "Information" means all information received from any Borrower or Guarantor relating to any Borrower or Guarantor or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by a Borrower or a Guarantor; provided that, in the case of information received from a Borrower or a Guarantor after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      SECTION 9.13      Interest Rate Limitation.
                        ------------------------

      Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or other amount due hereunder, together with all fees, charges and other amounts which are treated as interest on such Loan or other amount under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the party holding such Loan or other amount in accordance with applicable law, the rate of interest payable in respect of such Loan or other amount hereunder, together with all Charges payable in respect thereof, shall be limited to


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

the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or other amount but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such party in respect of other Loans or amounts or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such party.

        SECTION 9.14 European Economic and Monetary Union;  Possible  Transition
        --------------------------------------------------  --------  ----------
from Sterling to euro.
----------------------

      (a) Definitions. In this Section 9.14 and in each other provision of this Agreement to which reference is made in this Section 9.14 expressly or impliedly, the following terms have the meanings given to them in this Section 9.14:

      "commencement of the third stage of EMU" means January 1, 1999 or the date on which circumstances arise which (in the opinion of the Administrative Agent) have substantially the same effect and result in substantially the same consequences as commencement of the third stage of EMU as contemplated by the Treaty on European Union.

      "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

       "EMU legislation" means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU;

      "euro" means the single currency of participating member states of the EMU;

      "euro unit" means the currency unit of the euro;

      "national currency unit" means the unit of currency (other than a euro unit) of a participating member state;

      "participating member state" means each state so described in any EMU legislation; and

      "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1,
1993), as amended from time to time.

      (b) Effectiveness of Provisions. If and to the extent that any of the provisions of subsections (c) to (j) below (inclusive) relate to the United Kingdom or any other state (or Sterling or the currency of any such other state) that is not a participating member state on the commencement of the third stage of EMU, such provision shall become effective in relation to the United Kingdom or such other state (and Sterling or the currency of such other state) at and from the date on which the United Kingdom or such other state becomes a participating member state.

      (c) Redenomination and Alternative Currencies. Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a participating member state shall be redenominated into the euro unit in accordance with EMU legislation, provided, that if and to the extent that any EMU legislation provides that following the commencement of the third stage of EMU an amount denominated either in the euro or in the national currency unit of a participating member state and payable within that participating member state by crediting an account of the creditor can be paid by the debtor either in the euro unit or in the national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit.

      (d) Loans. Any Loan in the currency of a participating member state shall be made in the euro unit.

      (e) Business Days. With respect to any amount denominated or to be denominated in the euro or a national currency unit, any reference to a "Business Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in

            (i)   London and New York City and

            (ii) Frankfurt am Main, Germany (or such principal financial center or centers in such participating member state or states as the Administrative Agent may from time to time nominate for this purpose).

      (f) Payments to the Administrative Agent. Sections 2.10 and 2.18 shall be construed so that, in relation to the payment of any amount of euro units or national currency units, such amount shall be made available to the Administrative Agent in immediately available, freely transferable, cleared funds to such account with such bank in Frankfurt am Main, Germany (or such other principal financial center in such participating member state as the Administrative Agent may from time to time nominate for this purpose) as the Administrative Agent shall from time to time nominate for this purpose.

      (g) Payments by the Administrative Agent to the Lenders. Any amount payable by the Administrative Agent to the Lenders under this Agreement in the currency of a participating member state shall be paid in the euro unit.

      (h) Payments by the Administrative Agent Generally. With respect to the payment of any amount denominated in the euro or in a national currency unit, the Administrative Agent shall not be liable to the Borrowers, the Guarantors or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial center in the participating member state which the Borrowers or, as the case may be, any Lender shall have specified for such purpose. In this subsection (h), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures or such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of the euro.

      (i) Basis of Accrual. If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a participating state shall be inconsistent with any convention or practice in the London interbank market or, as the case may be, the Paris interbank market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a participating member state; provided, that if any Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

      (j) Rounding and Other Consequential Changes. Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for Indebtedness of each Borrower and each Guarantor to the Lenders, and the Lenders to the Borrowers under or pursuant to this Agreement:

            (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Administrative Agent may from time to time specify; and

            (ii) except as expressly provided in this subsection 9.14, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the euro in participating member states.

      (k) Increased Costs. The Borrowers shall from time to time, at the request of the Administrative Agent, pay to the Administrative Agent for the account of each Lender the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, such Lender or any holding company of such Lender as a result of the introduction of, changeover to or operation of the euro in any participating member state to the extent such introduction, changeover or operation relates to such Lender's obligations hereunder; provided that the Borrowers shall not be required to pay to any Lender any amounts under this paragraph for any period prior to the date on which such Lender gives notice to the Borrowers that such amounts are payable unless such Lender gives notice within 180 days after it becomes aware or should have been aware of the event giving rise to such payment obligation.

        SECTION 9.15    Multiple Borrowers.
                        ------------------

      (a) As set forth in Section 2.10, the Domestic Borrower shall be jointly and severally liable with each respective Subsidiary Borrower in respect of the principal of, and interest on, all Loans made to such respective Subsidiary Borrower hereunder. No Subsidiary Borrower (including Gatton) shall be liable for the repayment of the principal of, and interest on, Loans made to the Domestic Borrower or to another Subsidiary Borrower, or for reimbursement of an LC Disbursement for the account of the Domestic Borrower; provided, however, that nothing contained herein shall been deemed to affect the liability under the Guaranty of Payment of any Subsidiary Borrower that is also a Guarantor thereunder. Except as expressly set forth above in this Section 9.15(a) with respect to the liability of a Subsidiary Borrower with regard to principal and interest on Loans to the Domestic Borrower or to any other Subsidiary Borrower or on account of LC Disbursements, and subject to Section 9.17, each Borrower and each Guarantor agrees that the representations and warranties made by, and the liabilities, obligations, and covenants of and applicable to, any or all of the Borrowers and the Guarantors under this Agreement, shall be in every case (whether or not specifically so stated in each such case herein) joint and several in all circumstances. Except if otherwise expressly stated, every notice by or to any Borrower or Guarantor shall be deemed also to constitute simultaneous notice by or to each other Borrower and each other Guarantor (as applicable), every act or omission by any Borrower or Guarantor shall be binding upon each Borrower and Guarantor, and (subject to Section 9.17) the Administrative Agent, the Issuing Bank and the Lenders are fully authorized by each Borrower and each Guarantor to act and rely also upon the representations and warranties, covenants, notices, acts, and omissions of each other Borrower and each other Guarantor. Without limiting the generality of the foregoing, each Borrower and each Guarantor agrees that the obligations of each of them hereunder and under the other Credit Documents shall be enforceable against each of them notwithstanding that this Agreement, the Guaranty of Payment or any other Credit Document may be unenforceable in any respect against any other Borrower or Guarantor.

      (b) The Domestic Borrower is accepting joint and several liability for all obligations of the Subsidiary Borrowers with respect to the Loans made to a Subsidiary Borrower hereunder in consideration of the financial accommodations to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each Subsidiary Borrower to accept its own liability for such obligations.

      (c) The Domestic Borrower and each respective Subsidiary Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each other as set forth herein, with respect to the payment and performance of all of such obligations with respect to the Loans made to such respective Subsidiary Borrower, it being the intention of the parties hereto that all such obligations shall be joint and several as aforesaid, without preference or distinction among them. If and to the extent that either of the Domestic Borrower or such respective Subsidiary Borrower shall fail to make any payment with respect to any of such obligations as and when due or to perform any of such obligations in accordance with the terms hereof, then in each such event the other such Borrower, subject to paragraph (a) of this Section 9.15, will make such payment with respect to, or perform, such obligation.

      (d) The obligations with respect to the Loans made to a Subsidiary Borrower under the provisions of Section 2.10 and this Section 9.15 constitute full recourse obligations of each of the Domestic Borrower and such Subsidiary Borrower (as applicable) enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Credit Documents or any other circumstances whatsoever.

      (e) Except as otherwise expressly provided in this Agreement, the Domestic Borrower and each Subsidiary Borrower (as applicable) hereby waives notice of acceptance of its joint and several liability, notice of any Loans made under this Agreement, notice of any action at any time taken or omitted by the Lenders or the Administrative Agent under or in respect of any of such obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. The Domestic Borrower and each Subsidiary Borrower (as applicable) hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of such obligations, the acceptance of any payment of any of such obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders or the Administrative Agent at any time or times in respect of any default by either the Domestic


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

Borrower or any Subsidiary Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Lenders or the Administrative Agent in respect of any of such obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such obligations or the addition, substitution or release, in whole or in part, of the Domestic Borrower or any Subsidiary Borrower. Without limiting the generality of the foregoing, all Borrowers assent to any other action or delay in acting or failure to act on the part of the Lenders or the Administrative Agent with respect to the failure by any other Borrower or any Guarantor to comply with any of its respective obligations, including any failure to strictly or diligently assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 9.15, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its obligations under this Section 9.15 or Section 2.10, it being the intention of each of the Borrowers that, so long as any of such obligations hereunder remains unsatisfied, the obligations of the Borrowers under this Section 9.15 and
Section 2.10 shall not be discharged except by performance and then only to the extent of such performance. Such obligations of each of the Borrowers under this
Section 9.15 or Section 2.10 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, re-construction or similar proceeding with respect to any of the Borrowers, any Guarantor, any of the Lenders or the Administrative Agent. The joint and several liability of the Domestic Borrower and each Subsidiary Borrower to the extent provided for hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers, any Guarantor, any of the Lenders or the Administrative Agent.

(g) The provisions of this Section 9.15 are made for the benefit of the Lenders and the Administrative Agent and their successors and assigns, and may be enforced in good faith from time to time against the Borrowers as often as occasion therefor may arise and without any requirement on the part of the Lenders or the Administrative Agent first to marshal any of their claims or to exercise any of their rights against any other Borrower or any Guarantor, or to exhaust any remedies available to them against any other Borrower or any Guarantor, or to resort to any other source or means of obtaining payment of any of the obligations with respect to the Loans to Subsidiary Borrowers hereunder or to elect any other remedy. The provisions of this Section 9.15 shall remain in effect until all of such obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of such obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section
9.15 and Section 2.10 (if applicable) will forthwith be reinstated in effect, as though such payment had not been made.

      SECTION 9.16      Possible Increase in Facility.
                        -----------------------------

      (a) The Borrowers shall have the right to request one increase in the maximum principal amount of Revolving Loans available hereunder, by an amount not in excess of $10,000,000. Such increase must be attributable to the addition of one new lender (as a "Lender" hereunder). No consent of any Lender or the Administrative Agent will be required for an increase attributable to Fleet National Bank becoming such new Lender. However, the consent of the Administrative Agent and the Required Lenders shall be required as to the identity of any other proposed new lender. Any such increase in the aggregate Commitments shall be effected pursuant to an amendment to this Agreement and supporting documentation, reasonably satisfactory to the Administrative Agent, which amendment will cause the Commitments and the Applicable Percentages to be adjusted in accordance with such new Commitment. The Borrowers shall be responsible for all costs and expenses (including reasonable attorney's fees) of the Administrative Agent in connection with any such amendment. All Lenders agree that they will execute an amendment document approved by the Administrative Agent as aforesaid.

         (b) The effectiveness of any such amendment (and the increase in availability contemplated above) will, in addition to satisfaction of the requirements embodied in the foregoing paragraph (a), be dependent upon there being no outstanding Eurodollar Loans or Eurocurrency Loans, immediately prior to such effectiveness.

      SECTION 9.17      Responsibility for  Representations  and Warranties,
                        ------------------------------------------------------
Affirmative Covenants and Negative Covenants.
---------------------------------------------

      Notwithstanding the literal language of the preambles to Articles III, V and VI, it is agreed that each of the Domestic Borrower, Gatton, any other Subsidiary Borrower and each Guarantor is and will be responsible thereunder only for itself and for its own subsidiaries. However, such responsibility of the Subsidiary Borrowers (including Gatton) and the Guarantors with respect to the matters covered in Article VI (other than in Section 6.10) will extend to the Subsidiary Borrowers and the Guarantors acting and refraining from acting consistently with the Domestic Borrower's obligations as to Subsidiaries which are Subsidiary Borrowers or Guarantors as are set forth in Article VI (except for Section 6.10).

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

VOLT INFORMATION SCIENCES, INC.          JPMORGAN CHASE BANK (f/k/a The
(a New York corporation)                 Chase Manhattan Bank), as a Lender
                                         and as Administrative Agent

By:                                      By:
   ---------------------------              ----------------------------
Name:                                    Name: Carol Kornbluth
Title:                                   Title: Vice President

GATTON VOLT CONSULTING GROUP             VOLT TELECOMMUNICATIONS
LIMITED                                  GROUP, INC., a Delaware corporation
  (a United Kingdom corporation)

By:                                      By:
   ------------------------------           ------------------------------------
Name:                                    Name:
Title:                                   Title:

VOLT DELTA RESOURCES, INC.               VOLT INFORMATION SCIENCES
(a Nevada corporation)                   FUNDING, INC. (a Delaware corporation)

By:                                      By:
   ------------------------------           ------------------------------------
Name:                                    Name:
Title:                                   Title:

DATANATIONAL, INC.                       VOLT DIRECTORIES S.A., LTD.
(a Delaware corporation)                 (a Delaware corporation f/k/a
                                          Volt-Autologic Directories S.A., Ltd.)
By:
   ------------------------------        By:
Name:                                       ------------------------------------
Title:                                   Name:
                                         Title:
MELLON BANK, N.A.,
as a Lender                              DATANATIONAL OF GEORGIA, INC.,
                                         a Georgia corporation

By:                                      By:
   ------------------------------           ------------------------------------
Name:                                    Name:
Title:                                   Title:

WELLS FARGO BANK, N.A.,
  as a Lender

By:
   ------------------------------
Name:
Title:

LLOYD TSB BANK PLC,
as a Lender


By:
   ------------------------------
Name:
Title:




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